                        AMENDED AND RESTATED CREDIT AGREEMENT


    This AMENDED AND RESTATED CREDIT AGREEMENT is made and entered into as of the ___ day of June, 1996, by and between RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, a national banking association having an address at One Hospital Trust Plaza, Providence, Rhode Island 02903 (the "Lender"), and IMPERIAL WORLD, INC., an Illinois corporation with its principal place of business at Oakmont Center, 1010 Executive Court, Suite 300, Westmont, IL 60559 (the "Borrower").

                                      BACKGROUND

         I. On August 10, 1992, the Lender and the Borrower entered into that certain Credit Agreement (as amended from time to time prior to the date of this Agreement, the "Original Credit Agreement") pursuant to which the Lender extended to the Borrower revolving credit, gold consignment, letter of credit, and foreign exchange facilities (for purposes of this Background section only, the "Existing Imperial Credit Facilities").

         II. An Event of Default (the "December 1995 Default") occurred under the Original Credit Agreement as a result of the Borrower's failure to maintain a ratio of Operating Cash Flow to Debt Service of at least 1.25:1.00 as of December 31, 1995.

         III. The Borrower has requested the Lender to waive the December 1995 Default and to amend the Original Credit Agreement in certain respects. The Lender has agreed to this waiver and the requested modifications subject to the terms of this Agreement, which amends and restates the Original Credit Agreement in its entirety.

         III. THIS AGREEMENT IS ISSUED IN ORDER TO AMEND, RESTATE AND EVIDENCE AND TO BE A SUBSTITUTE FOR, BUT NOT TO BE A PAYMENT, SATISFACTION, CANCELLATION OR A NOVATION OF THE ORIGINAL CREDIT AGREEMENT. THE SUBSTITUTION OF THIS AGREEMENT FOR THE ORIGINAL CREDIT AGREEMENT DOES NOT EXTINGUISH THE INDEBTEDNESS EVIDENCED BY THE ORIGINAL CREDIT AGREEMENT OR ANY PORTION THEREOF AND THE LIABILITIES OF THE BORROWER THEREUNDER AND HEREUNDER ARE CONTINUOUS. THIS AGREEMENT DOES NOT EVIDENCE ANY NEW ADVANCES OF CREDIT NOR DOES IT REFLECT ANY AGREEMENT BY THE LENDER FOR THE EXTENSION OF ANY ADDITIONAL CREDIT TO THE BORROWER.

         NOW THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Lender and the Borrower agree as follows:

    I.   DEFINITIONS

    SECTION 1.01. DEFINED TERMS. The following terms used in this Agreement shall have the following meanings:

    "Advance" or "Advances" shall mean the individual or aggregate principal amount advanced by the Lender to the Borrower pursuant to Section 2.01 hereof.

    "Agreement" shall mean this Amended and Restated Loan Agreement, as the same may be amended, supplemented, extended and modified from time to time in accordance with the terms hereof.

    "Base Rate" shall mean the floating rate of interest designated by the Lender from time to time as being its "Base Rate" of interest.

    "Borrowed Money" shall mean, with respect to any Person, all Indebtedness of such Person representing borrowed money or the substantial equivalent thereof including, without limitation, (i) any Indebtedness evidenced by notes, bonds, debentures or similar obligations, (ii) any Indebtedness representing any obligation for the deferred purchase price of property or services or an obligation under a conditional sale or other title retention agreement, and
(iii) any Indebtedness representing Capitalized Lease Obligations or any lease which is substantially equivalent to financing the property so leased.

    "Borrower" shall have the meaning assigned in the first paragraph of this Agreement and shall include the successors and assigns of the Borrower to the extent permitted hereunder.

    "Borrowing Base Certificate" shall mean a certificate of the Borrower, signed by the chief financial officer or controller of the Borrower, in the form attached hereto as SCHEDULE 2.03 having the blanks therein appropriately completed, setting forth in reasonable detail Eligible Accounts Receivable and Eligible Inventory calculated as of the last Business Day of the preceding week.

    "Business Day" means any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Providence, Rhode Island.

    "Capital Expenditures" shall mean, with respect to any Person, all expenditures of such Person for assets which are capitalized, and the fair value of any assets leased by such Person under any lease which would be a Capitalized Lease, determined in accordance with GAAP.

    "Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.


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    "Capitalized Lease Obligations" shall mean, with respect to any Person, the amount of the liability which reflects the amount of future payments of such Person as a lessee under all Capitalized Leases as at any date, determined in accordance with GAAP.

    "Capital Stock" shall mean any and all shares, interests, rights to purchase, participation or other equivalents of or interests in (however designated) corporate stock.

    "Cash Flow" shall mean earnings before interest and taxes plus depreciation plus amortization less cash taxes paid less Capital Expenditures DIVIDED BY interest expenses plus current maturities of long-term Indebtedness, all determined in accordance with GAAP.

    "Cash Management Master Agreement" shall have the meaning set forth in
Section 6.04.

    "CIBC" shall mean Canadian Imperial Bank of Commerce.

    "Closing Date" shall mean June __, 1996, the date upon which the Lender and the Borrower have executed this Agreement.

    "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, as the same may from time to time be amended and remain in effect.

    "Revolving Credit Commitment" shall mean the aggregate principal amount of Advances permitted to be outstanding hereunder from time to time pursuant to
Section 2.03(a) hereof, as adjusted from time to time in accordance with Section 2.03(c) hereof.

    "Commonly Controlled Entity" shall mean any Person (including any Subsidiary), whether or not incorporated, which is under common control with the Borrower within the meaning of section 414(b) or (c) of the Code.

    "Consigned Precious Metal" shall mean Precious Metal which the Lender has consigned to the Borrower pursuant to the terms of this Agreement for which payment has not been received or which has not been Redelivered to the Lender.

    "Consignment Limit" shall mean Consigned Precious Metal with a Fair Market Value (or unpaid Purchase Price in the case of Consigned Precious Metal for which the Purchase Price has been agreed but payment has not been received by the Lender) equal to the lesser of (i) $3,000,000 or (ii) the amount equal to
(A) sixty-five percent (65%) of Eligible Accounts Receivable of the Borrower, as calculated from time to time, PLUS (B) forty percent (40%) of Eligible Inventory of the Borrower, as calculated from time to time LESS (C) the face amount of all outstanding Letters of Credit and ten percent (10%) of the face amount of Foreign Exchange Contracts, LESS (D) the principal amount outstanding pursuant to the Revolving

Credit Note; PROVIDED, HOWEVER, that the amount computed in accordance with subsection B hereof may not exceed $6,000,000 at any time.

    "DACO" shall mean DACO Manufacturing Ltd., a corporation organized under the laws of Ontario, Canada.

    "Daily Consignment Fee" shall mean, for each day, the sum obtained by multiplying five percent (5%) (or such other percentage as the Lender shall determine in its sole discretion on seven (7) days' prior written notice to the Borrower) BY one-three hundred sixtieth (1/360) BY the Fair Market Value of the Consigned Precious Metal for that day.

    "Debt Service" shall mean, for any relevant accounting period and determined in accordance with generally accepted accounting principles, all interest expense (including, but not limited to, interest expense, interest paid to vendors and Daily Consignment Fees with respect to Indebtedness, Subordinated Indebtedness and lease obligations, whether accrued or unpaid) plus required principal payments for the applicable period.

    "Deliver" or "Delivery" shall mean either actual shipment, creating the right in the Borrower to demand actual shipment through a writing, instrument or a statement of account, or the Lender's crediting Precious Metal to the account of the Borrower with one or more third parties when no physical movement thereof is contemplated by the parties.

    "DOLLARS" and the sign "$" shall mean, unless otherwise specifically indicated, lawful money of the United States of America.

    "Duly Authorized Officer" shall mean the President of the Borrower or the Lender, or other officer or employee of either party who is authorized by the party's Board of Directors or an executive committee of such Board of Directors.

    "Eligible Accounts Receivable" shall mean the face amount of trade accounts receivable for goods sold and/or services rendered in the ordinary course of its business which, as of last Business Day of the week immediately preceding the date of any calculation of the Revolving Credit Commitment, satisfy each of the following requirements (unless waived by the Lender):

         (i) the subject goods have been shipped or delivered to an account debtor (a) on an absolute sale basis and not on consignment, approval or a guaranteed sale basis or subject to any other repurchase or return agreement, or (b) on an open account basis, in either case with no part of the subject goods having been returned, rejected, lost or damaged;

         (ii) the account is not evidenced by chattel paper or an instrument of any kind;

         (iii) the account debtor is not insolvent (to the best of the Borrower's knowledge) or the subject of any bankruptcy or insolvency proceeding of any kind;

         (iv) if the account debtor is located outside the United States or Canada, the subject goods shall have been shipped, after receipt by the Borrower from the account debtor, of an irrevocable letter of credit, which letter of credit shall have been confirmed by a financial institution reasonably acceptable to the Lender and shall be in form and substance acceptable to the Lender, payable in the full amount of the face value of the account receivable in United States dollars;

         (v) it is a valid, legally enforceable obligation of the account debtor thereunder and is not subject to any offset (other than discount for prompt payment consistent with past practices of the Borrower) or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder;

         (vi) it is subject to no lien or security interest whatsoever, except for the security interest of the Lender under the Security Documents and liens permitted by Section 9.02 hereof;

         (vii)  it has not remained unpaid for a period exceeding sixty-one
    (61) days after the due date (for thirty (30) day accounts and for the following sixty (60) day accounts: J C Penney, Sears, Walmart, Target and Army/Navy);

         (viii) it does not arise out of a transaction with any Affiliate of the Borrower or Related Person of any such Affiliate or the Borrower;

         (ix) it is not otherwise determined by the Lender to be difficult to collect, uncollectible or otherwise unacceptable as reasonable collateral for any reason, irrespective of how many days past due, as determined by the Lender in its sole discretion, exercised in good faith; and

         (x) the account debtor is not located in the State of New Jersey unless the Borrower shall have filed a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year.

    "Eligible Inventory" shall mean ninety-four and five-tenths percent (94.5%) of the value of the Borrower's raw materials, work in process and finished goods (valued at cost) including inventory-in-transit (under commercial letters of credit) but excluding customer and salesmen samples.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder, as the same may from time to time be amended and remain in effect.

    "Eurodollar Loan" shall mean the Advances or portion of the Advances bearing interest at a rate determined with reference to the Eurodollar Offered Rate.

    "Eurodollar Offered Rate" shall mean for any applicable Interest Period the rate equal to four and three fourths percent (4.75%) in excess of the Lender's Eurodollar Rate.

    "Event of Default" shall have the meaning given to such term in Article XI hereof.

    "Facility" or "Facilities" shall mean the Revolving Credit Facility, the Consignment Facility, the Letter of Credit Facility, and the Foreign Exchange Facility, or any one of them.

    "Fair Market Value" on any day shall mean the Second London Gold Fixing for that day. If no such price is available for a particular day, the Fair Market Value for such day shall be the price for the immediately preceding day for which such price is available.

    "Floating Rate" shall mean the rate of interest per annum equal to two percent (2%) in excess of the Base Rate as in effect from time to time. Each change in the Floating Rate based upon changes in the Base Rate shall become effective on the effective date of such change in the Base Rate.

    "Floating Rate Loan" shall mean the Advances or portion of the Advances bearing interest at a rate determined with reference to the Floating Rate.

    "Foreign Exchange Agreement" shall have the meaning assigned to such term in Section 5.01(a) hereof.

    "Foreign Exchange Commitment" shall have the meaning assigned to such term in Section 5.01(b) hereof.

    "Foreign Exchange Facility" shall mean the foreign exchange facility available to the Borrower pursuant to Article V hereof.

    "Foreign Exchange Obligation" shall mean the obligation of the Borrower to pay the Lender any amount due under any Foreign Exchange Agreement, whether matured or unmatured.

    "GAAP" shall mean, unless the context otherwise requires, generally accepted accounting principles consistently applied with respect to any financial terms, ratios or covenants contained herein, and with respect to the preparation and delivery of any financial statement(s) required hereunder, as such principles are then in effect.

    "Hazardous Material" shall mean, any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or other similar term, by any federal, state or local environmental statute, regulation or ordinance.

    "Indebtedness" shall mean, with respect to any Person, all items which in accordance with GAAP, should be included as liabilities on the balance sheet of such Person as at the date as of which Indebtedness is to be determined, and, in any event, shall include the following without limitation or duplication, (a) all Borrowed Money of such Person, (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchased or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable, (d) obligations with respect to any letters of credit issued on behalf of such person to any beneficiary, and (e) obligations with respect to any forward contracts pursuant to which such Person has agreed to purchase currency or commodities for a specified price and on a specified date.

    "Interest Period" shall mean, with respect to each Eurodollar Loan, the period commencing on the date of the making or continuation of such Eurodollar Loan and ending one (1), two (2), three (3), six (6), nine (9) or twelve (12) months thereafter, as Borrower may elect in the applicable notice of borrowing.

    "IWI" shall mean IWI Holding Limited.

    "Lender" shall have the meaning assigned in the first paragraph of this Agreement and shall include any financial institution which becomes a party to this Agreement by amendment hereto.

    "Lender's Eurodollar Rate" shall mean, for any Interest Period, the rate of interest determined by Lender to be the prevailing rate per annum at which deposits in U.S. dollars are offered to Lender by first-class banks in the interbank Eurodollar market in which Lender regularly participates on or about 10:00 a.m. (Providence time) two (2) Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

    "Letter of Credit" has the meaning assigned to that term in Section
4.01(a).

    "Letter of Credit Advance" has the meaning assigned to that term in Section 4.05.

    "Letter of Credit Agreement" shall mean that certain Application for Irrevocable Commercial Letter of Credit and Continuing Agreement and that Certain Acceptance and Security Agreement in favor of the Lender, setting forth additional terms and conditions to the issuance of Letters of Credit hereunder; as the same may be amended, supplemented, extended and modified from time to time in accordance with the terms hereof and thereof.

    "Letter of Credit Commitment" has the meaning assigned to that term in
Section 4.01(b).

    "Letter of Credit Documents" has the meaning assigned to that term in
Section 4.03.

    "Letter of Credit Draw" means all payments made by the Lender pursuant to either (i) a draft or demand for payment, or (ii) all other specified documents under a Letter of Credit.

    "Letter of Credit Facility" shall mean the letter of credit facility available to the Borrower pursuant to Article IV hereof.

    "Letter of Credit Funding Date" shall mean the date on which payment is to be made to the beneficiary under a Letter of Credit.

    "Loan Documents" shall mean, collectively, this Agreement, the Revolving Credit Note, the Letter of Credit Agreement, the Letter of Credit Documents, the Security Documents, and all other instruments and documents referred to herein or related hereto entered into for the benefit of the Lender including, those documents entered into in connection with the Original Credit Agreement and thereafter.

    "Lockbox Agreement" shall have the meaning set forth in Section 6.04.

    "Maturity Date" shall mean the earlier to occur of (i) the ninetieth (90th) day following the issuance of a Not-For-Cause Termination Notice by the Borrower or the Lender; or (ii) a date upon the occurrence and during the continuance of which an Event of Default, on which the entire unpaid principal amount of the Revolving Credit Note and all fees and interest accrued thereon and/or under this Agreement and any and all other Indebtedness of Borrower to Lender and/or to any holder of all or any portion of the Revolving Credit Note, including all reimbursement obligations under the Letter of Credit Agreement and in respect of any then outstanding Letters of Credit and with respect to the Consignment Facility, whether or not then otherwise matured, shall become forthwith due and payable.

    "Maximum Commitment" shall mean Ten Million Dollars ($10,000,000).

    "Maximum Leverage Ratio" shall mean total liabilities determined in accordance with GAAP (but excluding Subordinated Indebtedness) divided by Tangible Net Worth plus Subordinated Indebtedness.

    "Multiemployer Plan" means a multiemployer plan as defined in Title IV of ERISA.

    "Not-For-Cause Termination Notice" shall mean a notice given by either the Lender or the Borrower to the other of its intent to terminate the Facilities following the lapse of ninety (90) days.

    "Permitted Overadvance" shall mean an amount not to exceed $750,000 for the period from July 1, 1996 through and including August 5, 1996 by which the Borrower's Indebtedness to the Lender may exceed the Borrowing Base.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

    "Person" shall mean any individual, corporation, partnership, joint venture, trust or unincorporated organization or a government or any, agency or political subdivision thereof.

    "Plan" shall mean an employee benefit plan as defined in Section 3 of ERISA maintained for employees of the Borrower or any Commonly Controlled Entity.

    "Precious Metal" shall mean gold having a fineness of not less than .9995 without regard to whether such gold is alloyed or unalloyed, in bullion form or is contained in or processed into other materials which contain elements other than gold.

    "Purchase Price" shall mean a price to which both parties' Duly Authorized Officers agree and shall be stated in dollars per troy ounce of Precious Metal content.

    "Redeliver" or "Redelivery" shall mean that the Borrower deliver to the Lender's principal office, at the Borrower's sole risk and expense, Precious Metal of a fineness equal to the fineness specified for that Precious Metal and of a type and quality and in a form acceptable to the Lender.

    "Related Person" shall mean, with respect to any Person, any director, officer, employee or stockholder of such Person, and any spouse, brother, sister, child or parent of such director, officer, employee or stockholder.

    "Renewal Fee" shall mean the fee equal to one percent (1%) of the Maximum Commitment as of the Closing Date, which shall be due and payable to the Lender as set forth in Section 9.18 hereof.

    "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA, but shall include events the reporting of which is waived under regulations promulgated under Title IV of ERISA.

    "Request for Advance" shall mean the Borrower's written request for an Advance, substantially in the form of SCHEDULE 2.01 attached hereto and made a part hereof, appropriately completed and signed by a duly authorized officer of the Borrower (or by the

Lender on the Borrower's behalf pursuant to Section 4.05 hereof), indicating the Borrowing Date and the amount of the Advance requested.

    "Revolving Credit Facility" shall mean the revolving credit facility available to the Borrower pursuant to Article II hereof.

    "Revolving Credit Note" shall mean the Amended and Restated Revolving
Credit Note of the Borrower, in substantially the form attached hereto as issued by the Borrower pursuant to Section 2.02 hereof and payable to the order of the Lender, which Amended and Restated Revolving Credit Note is hereby incorporated herein by reference and made a part hereof.

    "RHL" shall mean Rhine Holding Limited.

    "RIHC" shall mean Rhine Investment Holding Company Limited.

    "Security Agreement" shall mean that certain Security Agreement dated August 10, 1992 (as amended from time to time, the "Security Agreement"), pursuant to which the Borrower has granted to the Lender security interests in all of its fixtures and tangible and intangible personal-properties now owned or hereafter acquired.

    "Security Documents" shall mean all of the documents and instruments described in Section 6.03 hereof providing security for the Revolving Credit Note and for all fees and other sums due under this Agreement, the Security Documents, the Lockbox Agreement, and the Cash Management Master Agreement.

    "Single Employer Plan" shall mean any Plan which is not a Multiemployer
Plan.

    "Subordinated Indebtedness" shall mean indebtedness of the Borrower which is subordinated to the Borrower's obligations to the Lender upon terms satisfactory to the Lender.

    "Subsidiary" shall mean any corporation of which a majority of the outstanding shares of any class of Capital Stock having voting power to elect a majority of the board of directors is owned by (i) the Borrower, (ii) the Borrower and one or more Subsidiaries or (iii) one or more Subsidiaries.

    "Tangible Net Worth" shall mean total assets less the total of the total liabilities and intangible assets, all as defined under GAAP.

    "UCC Financing Statements" shall mean the Uniform Commercial Code financing statements on Form-1 (or other applicable form) executed by the Borrower, in form for filing and recording in the appropriate state and county jurisdictions in which the Borrower engages in its business operations.

    SECTION 1.02.  USE OF DEFINED TERMS.

    All terms defined in this Agreement shall have their defined meanings when used in the other Loan Documents and all certificates, reports or other documents made or delivered pursuant to this Agreement, unless otherwise defined therein or unless the specific context shall otherwise require.

    SECTION 1.03.  ACCOUNTING TERMS.

    All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

    SECTION 1.04.  CONSTRUCTION OF CERTAIN TERMS.

    The term "Consolidated," when used with reference to any term defined herein, shall mean that term as applied to the accounts of a Person and all of its subsidiaries, or such of its subsidiaries as may be specified, which should be consolidated in accordance with GAAP.

    II.  GENERAL TERMS OF REVOLVING CREDIT FACILITY

    SECTION 2.01.  REVOLVING CREDIT ADVANCES.

    Subject to the terms and conditions contained in this Agreement, from time to time from the Closing Date to and including the Business Day preceding the Maturity Date, the Lender agrees to loan to the Borrower Advances requested by the Borrower and the Borrower hereby agrees to repay such Advances in accordance with the terms contained herein and in the Revolving Credit Note; PROVIDED, HOWEVER, in no event shall the aggregate amount of Advances outstanding at any time exceed the Revolving Credit Commitment as in effect at such time. Except for Advances made in conjunction with a cash management system acceptable to the Lender, each Advance shall be in an amount of at least One Hundred Thousand Dollars ($100,000), or, if a greater amount, in integral multiples of Fifty Thousand Dollars ($50,000). From the Closing Date to and including the Business Day preceding the Maturity Date and within the Revolving Credit Commitment limits, the Borrower may borrow, prepay (subject to Section 2.06 hereof) and reborrow under this Section 2.01 upon telephonic notice from the Borrower to the Lender, confirmed in a writing telecopied within forty-eight (48) hours following such telephonic notice pursuant to a Request for Advance dated the date of such request and signed by the Borrower. Borrowing in accordance with this Agreement shall be effective upon such telephonic notice. The Lender shall not be obligated to make any Advance if after giving effect to the making of such Advance the aggregate amount of Advances outstanding would exceed the Revolving Credit Commitment as then in effect.

    SECTION 2.02.  REVOLVING CREDIT NOTE.

    The Advances made by the Lender pursuant to Section 2.01 hereof shall be evidenced by the Revolving Credit Note issued by the Borrower to the Lender in a principal amount of Ten Million Dollars ($10,000,000).

    SECTION 2.03   THE REVOLVING CREDIT COMMITMENT.

    (a)  The Revolving Credit Commitment shall be equal to the lesser of:

         (i)    $10,000,000,  or

         (ii) the amount equal to (A) sixty-five percent (65%) of Eligible Accounts Receivable of the Borrower, as calculated from time to time, PLUS
    (B) forty percent (40%) of Eligible Inventory of the Borrower as calculated from time to time, LESS (C) the face amount of all outstanding Letters of Credit and ten percent (10%) of the face amount of Foreign Exchange Contracts, LESS (D) the amount outstanding pursuant to the Consignment Facility as computed pursuant to Article III hereof; PROVIDED, HOWEVER, that the amount computed in accordance with subsection B hereof may not exceed $6,000,000 at any time.

    At no time shall the aggregate amount outstanding under all Facilities exceed the Maximum Commitment in effect as of such time.

    (b) Raw materials, work-in-process and finished goods included for purposes of determining the Revolving Credit Commitment and Eligible Inventory shall be valued in accordance with GAAP as of the Friday preceding any calculation of the Revolving Credit Commitment. The value of such raw materials, work-in-process and finished goods shall be included in the Revolving Credit Commitment calculation and in the calculation of Eligible Inventory only if they are in good Condition, meet all standards imposed by any governmental agency or department or division thereof having regulatory authority over such goods, their use, manufacture and/or sale, are currently usable or currently saleable in the normal course of the Borrower's business, and are not on consignment to or from any Person.

    (c) The Revolving Credit Commitment shall be subject to adjustment from time to time as provided above upon, the Lender's review and acceptance of each Borrowing Base certificate submitted by the Borrower.

    SECTION 2.04.  INTEREST ON THE REVOLVING CREDIT NOTE.

    (a) The aggregate principal amount of Advances outstanding under the Revolving Credit Note shall bear interest, commencing on the borrowing date for such Advances and continuing until payment in full thereof, at the Floating Rate or, as permitted in this Section 2.04 in the sole discretion of the Lender, the Eurodollar Offered Rate. Interest shall be payable monthly in arrears on the last day of each month until payment in full, and on the Maturity Date. Interest shall be calculated on the basis of a year of three hundred sixty (360) days, counting the actual number of days elapsed.

    (b) At the sole discretion of the Lender, Borrower may elect from time to time to have all or a portion of the unpaid principal amount of any Advance hereunder bear interest during any particular Interest Period at the Eurodollar Offered Rate; provided that any such portion of the unpaid principal amount shall be in an amount not less than $1,000,000 or some greater integral multiple of $100,000 with respect to any single Interest Period.

    (c) If Lender does not authorize or receive a notice of election of duration of an Interest Period for a Eurodollar Loan pursuant to subsection (b) above within the applicable time limits specified therein, or if, when such notice must be given, an Event of Default exists, Borrower shall be deemed to have elected to convert such Eurodollar Loan in whole into a Floating Rate Loan on the last day of the then current Interest Period with respect thereto.

    (d) Lender shall forthwith upon determining any Eurodollar Offered Rate provide notice thereof to Borrower. Each such notice shall be conclusive and binding upon Borrower absent manifest error.

    (e) If, with respect to any Interest Period, Lender is unable to determine the Eurodollar Offered Rate relating thereto, or adverse or unusual conditions in or changes in applicable law relating to the applicable Eurodollar interbank market make it illegal or, in the sole judgment of Lender, impracticable, to fund therein the Eurodollar Loan or make the projected Eurodollar Offered Rate unreflective of the actual costs of funds therefor to Lender, or if it shall become unlawful for Lender to charge interest on the Revolving Credit Note on a Eurodollar Offered Rate basis, then in any of the foregoing events Lender shall so notify Borrower and interest will be calculated and payable in respect of such projected Interest Period (and thereafter for so long as the conditions referred to in this sentence shall continue) by reference to an agreed upon rate.

    (f) If any Interest Period would otherwise end on a day which is not a Business Day for Eurodollar Offered Rate purposes, that Interest Period shall end on the Business Day next preceding or next succeeding such day as determined by Lender in accordance with its usual practices and notified to Borrower at the beginning of such Interest Period.

    SECTION 2.05.  MANDATORY REPAYMENT OF PRINCIPAL.

    (a) In the event the outstanding aggregate principal amount of Advances as of any date exceed the Revolving Credit Commitment for such date, the Borrower shall immediately pay to the Lender, without further notice or demand, the amount by which the outstanding aggregate principal amount of Advances exceeds the Revolving Credit Commitment for such date.

    (b) The aggregate principal amount of Advances outstanding under the Revolving Credit Note, together with all unpaid interest thereon, shall be payable in full on the Maturity Date.

    (c) The outstanding aggregate principal amount of Advances shall otherwise be payable in accordance with the provisions of the Revolving Credit Note.

    SECTION 2.06.  VOLUNTARY PREPAYMENT OF ADVANCES.

    (a) Subject to the provisions of this Agreement, Borrower may prepay the Floating Rate Loans outstanding under the Revolving Credit Note, in whole at any time or in part from time to time, upon telephonic notice to Lender, confirmed by a telecopied writing within forty-eight (48) hours following such telephonic notice, without premium or penalty; provided, however, that except for payments made in conjunction with a cash management system acceptable to Lender, any such prepayment shall be made only on a Business Day. Each such notice or confirmation shall specify the prepayment date and the principal amount of the Advances to be prepaid.

    (b) If for any reason any payment or prepayment of principal of a Eurodollar Loan is made on any day other than the last day of an Interest Period, then Borrower shall reimburse Lender for the loss, if any, computed pursuant to the following formula:

         L = (R-T) x PxD
            ------------
                   360

         L=     amount of loss to be reimbursed to Lender

         R=     the Eurodollar Offered Rate at the time of the payment

         T= effective interest rate in which United States Treasury bills maturing on the last day of the then current Interest Period and in the same amount as the unpaid principal amount of the Eurodollar Loan can be purchased by Lender on the day of such payment of principal.

         D= the number of days remaining in the Interest Period as of the date of such payment.

         P=     the amount of principal paid.

    Borrower shall pay to Lender the amount of loss, computed in accordance with the foregoing formula, upon presentation by Lender of a statement setting forth Lender's calculation of the amount of such loss, which notice shall be conclusive and binding upon Borrower in the absence of manifest error.

    SECTION 2.07.  USE OF PROCEEDS.

    The proceeds of the Advances shall be used for working capital and related credit support for the operations of the Borrower in the ordinary course of its business.

    SECTION 2.08.  ENDORSEMENTS.

    The Borrower hereby authorizes the Lender to endorse on the last page of the Revolving Credit Note or on its internal records an appropriate notation evidencing the making of each Advance, the interest rate(s) in effect under the Revolving Credit Note, each change in such rate(s), and each repayment or prepayment of Advances. The Lender shall have no liability for its failure to make such notations and any such failure shall not affect the obligations of the Borrower hereunder or under the Revolving Credit Note. In the absence of manifest error, such notations and the Lender's records containing such notations shall constitute prima facie evidence of the facts stated therein.
Any such notation, and the Lender's records containing such notations may be introduced in evidence in any judicial or administrative proceeding relating to this Agreement or the Revolving Credit Note.

    SECTION 2.09.  PAYMENTS UNDER THE REVOLVING CREDIT NOTE.

    (a) All payments to be made by the Borrower of principal of and interest on the Revolving Credit Note and all fees and other sums and charges payable by the Borrower under this Article II, may be made by the Lender debiting the demand deposit or checking accounts of the Borrower maintained with the Lender, if any, for application to such payments, or in such other reasonable manner as may be designated by the Lender in writing to the Borrower, and in any event all such payments shall be made to the Lender in U.S. dollars in immediately available funds prior to 2:00 p.m. (Providence time) on the Business Day that such payment is due. Any such payment which is not received in such form or prior to such time shall be deemed received for all purposes of this Agreement on the next succeeding Business Day on which such funds become immediately available prior to such time.

    (b) The Borrower hereby irrevocably authorizes the Lender to so debit any demand deposit or checking accounts of the Borrower maintained with the Lender for the purpose of making any such payment.

    SECTION 2.10.  CHANGED CIRCUMSTANCES.

    In the event that:

         (i) on any date on which the Eurodollar Offered Rate would otherwise be set, Lender shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining Eurodollar Offered Rate, or

         (ii) at any time Lender shall have determined in good faith (which determination shall be final and conclusive) that:

                (A) the making or continuation of any Eurodollar Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the interbank Eurodollar market or (2) compliance by Lender in good faith with any applicable law or governmental regulation, guideline, or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                (B) the Eurodollar Offered Rate shall no longer represent the effective cost to Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;

then, and in any such event, Lender shall forthwith so notify Borrower thereof. Until Lender notifies Borrower that the circumstances giving rise to such notice no longer apply, the obligation of Lender to allow selection by Borrower of a Eurodollar Loan affected by the contingencies described in this Section 2.10 hereof (herein called "Affected Loans") shall be suspended. If at the time Lender so notifies Borrower, Borrower has previously given Lender a Request for Advance with respect to one or more Affected Loans but such Eurodollar Loans have not yet gone into effect, such notification shall be deemed to be void and Borrower may borrow loans of a non-affected type by giving a substitute Request for Revolving Credit Advance pursuant to Section 2.01 hereof.

    Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), Borrower shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon, but without prepayment premium or penalty, and may request a Floating Rate Loan in accordance with Section 2 hereof by giving a Request for Revolving Credit Advance pursuant to Section 2.01 hereof.

    III. GENERAL TERMS OF CONSIGNMENT FACILITY

    SECTION 3.01.  AMOUNT OF CONSIGNMENT.

    Provided (i) no notice of election to terminate this Agreement has been given by either Party and (ii) no Event of Default nor any event which with notice or lapse of time, or both, would constitute an Event of Default has occurred hereunder, the Lender will Deliver from time to time to the Borrower upon its request Precious Metal under the terms and conditions of this Agreement; in no event will the Lender be obligated to Deliver Precious Metal if the amount or Fair Market Value of Precious Metal requested when added to Consigned Precious Metal exceeds the Borrower's Consignment Limit. At no time shall the aggregate amount outstanding under all Facilities exceed the Maximum Commitment in effect as of such time.

    If for any reason the number of troy ounces or Fair Market Value (or unpaid Purchase Price in the case of Consigned Precious Metal for which the Purchase Price has been agreed but payment has not been received by the Lender) of all Consigned Precious Metal at any time exceeds the Borrower's Consignment Limit, the Borrower shall immediately Redeliver to the Lender, or purchase and pay for, Precious Metal of a quantity, or with a Fair Market Value, sufficient to eliminate such excess.

    The Lender shall provide the Borrower with a monthly statement of the quantity of Consigned Precious Metal (in whatever form) held by the Borrower.
If the Borrower does not agree with the information reported in the statement, the Borrower shall give Notice of such disagreement to the Lender within fifteen
(15) days of the date of receipt of such statement. If the Borrower fails to give Notice to the Lender within the fifteen (15) day period, the Borrower shall be deemed to have affirmed the accuracy of the information reported in the statement and to have waived any claim the Borrower may have by reason of a dispute as to such statement. At least once each year, the Borrower shall provide the Lender with a written confirmation, signed by a Duly Authorized Officer of the Borrower, of the quantity of Consigned Precious Metal as of the date of such confirmation. Upon and after the occurrence of an Event of Default, the Borrower shall provide to the Lender on a daily basis written confirmation, in form acceptable to the Lender, of the quantity and location of all Consigned Precious Metal.

    The Borrower shall give the Lender at least one full business day's Notice of its requirements for Precious Metal the Lender shall not be liable to the Borrower if the Lender fails to Deliver the Precious Metal by reason of an act of god or other catastrophe, force majeure, lack of supply, delay in transportation, war or other hostilities, strike, lockout, epidemic, acts of government or other public authority, requirements of any regulatory board, agency or authority, unavoidable casualties or any other causes beyond the Lender's control. THE LENDER MAKES NO WARRANTY OF MERCHANTABILITY IN RESPECT TO PRECIOUS METAL CONSIGNEE, OR SOLD UNDER THIS AGREEMENT NOR OF FITNESS FOR ANY PARTICULAR PURPOSE NOR ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, except that the Lender does warrant to the Borrower that all Precious Metal will be of the fineness specified herein for that Precious Metal.

    SECTION 3.02.  DELIVERY OF PRECIOUS METAL.

    All Deliveries of Precious Metal by the Lender will be made to the Borrower at the Borrower's Principal office as specified in the first paragraph of this Agreement or other locations approved by the Lender, such Deliveries to be on terms and conditions satisfactory to the Lender. At the time of Delivery, the Lender shall provide the Borrower with particulars of the total quantity of the Precious Metal being Delivered to the Borrower. A Duly Authorized Officer of the Borrower receiving any Delivery shall give a receipt to the Lender for the same in a form satisfactory to the Lender. All shipping expenses (including insurance) shall be borne by the Borrower, and any such expenses paid or incurred by the

Lender shall be reimbursed by the Borrower immediately in the same manner as payments under Section 3.04 hereof.

    SECTION 3.03.  TITLE.

    Title to Consigned Precious Metal shall remain in the Lender and shall not vest in the Borrower until the Lender has received payment for the Consigned Precious Metal as required by Section 3.04 of this Agreement. Upon each Precious Metal Delivery, the Borrower shall bear the entire risk of loss, theft, damage or destruction of the Consigned Precious Metal from any cause whatsoever, whether or not insured, and the Borrower agrees to hold the Consigned Precious Metal IN TRUST for the Lender and to indemnify and hold harmless the Lender against any and all liabilities, damages, losses, costs, expenses, suits, claims, demands or judgments of any nature (including, without limitation, attorneys' fees and expenses) arising from or connected with any loss, theft, damage or destruction of the Consigned Precious Metal.

    SECTION 3.04.  PURCHASE PRICE; PAYMENTS.

    During the term of this Agreement, the Borrower shall have the right to purchase any Consigned Precious Metal. To exercise the right, a Duly Authorized Officer of the Borrower shall give Notice to a Duly Authorized Officer of the Lender that the Borrower is purchasing specified quantities of Consigned Precious Metal. The parties' Duly Authorized Officers shall mutually agree on a Purchase Price for the Consigned Precious Metal. A Duly Authorized Officer of the Lender shall confirm the Borrower's Notice in writing.

    The Borrower shall pay the full Purchase Price, plus any applicable sales or use tax, to the Lender within two (2) Business Days of the date of the fixing of such Purchase Price. The Daily Consignment Fee shall continue in effect until such Purchase Price is paid in full. Payment of the Purchase Price and all other amounts due by the Borrower to the Lender under this Agreement shall be made in the following manner: (i) by bank wire to the Federal Reserve Bank of Boston for the account of the Lender, (ii) by the Borrower authorizing the Lender to charge its account with the Lender, or (iii) by other means which the Lender approves in writing. If the Lender in its discretion grants payment terms different from the foregoing for particular purchases, then the Purchase Price shall not be deemed to be paid in full for the purposes of this Agreement until all payments under such terms have been made.

    In addition to all other payments required hereunder, the Borrower agrees to pay to the Lender a Daily Consignment Fee for the Lender's consignment services under this Agreement, such Daily Consignment Fee to be accrued on a daily basis and paid to the Lender within ten (10) days of the date of the Lender's monthly invoice therefor, and the Borrower expressly authorizes the Lender to charge the Borrower's account with the Lender for the amount thereof.

    Any amount not paid when due with respect to the Consignment Facility shall bear interest at four percent (4%) in excess of the Base Rate until paid in full (whether or not this Agreement has been terminated), such interest to be paid in the manner provided above.

    SECTION 3.05.  COMMINGLING; REDELIVERY OF PRECIOUS METAL.

    The Borrower may use the Consigned Precious Metal only in the ordinary course of its business as now conducted; provided that no Consigned Precious Metal shall be removed from the Borrower's principal office as specified in the first paragraph of this Agreement prior to the fixing of the Purchase Price for such Consigned Precious Metal. Notwithstanding a contrary provision in this Section, the Borrower shall have the right, on terms and conditions approved in writing by the Lender, to remove scrap from its principal office for refining in the ordinary course of its business, it being agreed that all such scrap Consigned Precious Metal shall be and remain the property of the Lender until purchased and paid for pursuant to Section 3.04 hereof.

    At any time prior to termination of this Agreement, any or all of the amount of the Consigned Precious Metal may be Redelivered by the Borrower to the Lender.

    SECTION 3.06.  INSURANCE.

    The Borrower, at its sole cost and expense, shall procure and maintain property insurance to cover all locations where Consigned Precious Metal will be located on an all risk form, including flood and earthquake and such other insurance (including but not limited to, fidelity insurance for all employees, including officers) with respect to the Consigned Precious Metal as may from time to time be reasonably required by the Lender. All insurance provided for in this Section shall be effected under valid and enforceable policies, in such forms and in such amounts (but in no event shall the amount of property insurance be less than the Fair Market Value of Precious Metal inventory (including, without limitation, Consigned Precious Metal) wherever located) as may from time to time be reasonably required by the Lender, issued by financially sound and responsible insurance companies which are rated in the current edition of BEST'S KEY RATING GUIDE, PROPERTY - CASUALTY as A - or better and which are admitted in the jurisdiction in which the Consigned Precious Metal is located, or are approved under the applicable states' surplus lines insurance laws and all premiums with respect to such insurance shall be paid as and when due. At least ten (10) days prior to the Lender's first Delivery of Precious Metal to the Borrower and thereafter not less than fifteen (15) days prior to the expiration dates of insurance policies theretofore furnished pursuant to this Agreement, the Borrower shall deliver to the Lender copies of all insurance policies (together with Acord Form 27 (2/84) or other similar forms satisfactory to the Lender) evidencing the insurance coverage required by the Lender. All policies of insurance shall provide for thirty (30) days notification in advance of any cancellation, non-renewal or material change in policy conditions, including cancellation for non-payment of premium.

    SECTION 3.07.  TAXES, ETC.; CERTAIN RIGHTS OF THE LENDER.

    The Borrower will promptly pay any and all taxes, assessments and governmental charges upon the Consigned Precious Metal prior to the date of any penalties and prior to the date any liens would attach thereto. The Borrower will not use the Consigned Precious Metal in violation of any statute or ordinance. The Lender may examine and inspect the Consigned Precious Metal at any time, wherever located, and the Borrower agrees to keep all records relating to the Consigned Precious Metal at its principal office.

    At its option, the Lender may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Consigned Precious Metal (which are not being contested in good faith), may pay for insurance on the Consigned Precious Metal and may pay for the maintenance and preservation of the Consigned Precious Metal. The Borrower agrees to reimburse the Lender on demand for any payment made, or any expense incurred, by the Lender in connection with the foregoing, together with interest thereon at the Base Rate plus four percent (4%), computed from the date of such payment or expense until paid.

    SECTION 3.08.  CONDITIONS OF CONSIGNMENT.

    Delivery by the Lender of any Precious Metal under this Agreement is subject to the conditions precedent that (a) the representations and warranties set forth in Article VII of this Agreement shall be true and correct on and as of the date of this Agreement and the date the Delivery is made, and (b) no Event of Default nor any event which with notice or the lapse of time, or both, would constitute in Event of Default shall have occurred.

    SECTION 3.09.  TERMINATION OF CONSIGNMENT FACILITY.

    No delivery of Precious Metal shall be made to the Borrower on or after the Maturity Date. At the Lender's option, no Delivery of Precious Metal to the Borrower will be made following the occurrence and during the continuation of any Event of Default under this Agreement. Neither the occurrence of an Event of Default, the occurrence of the Maturity Date, nor any other termination of this Agreement shall affect the Borrower's duty to pay and perform in full its obligations to the Lender hereunder. On the earlier to occur of the Maturity Date or the effective date of any termination of this Agreement, the Borrower
(i) shall either Redeliver or purchase and pay for all Consigned Precious Metal which the Lender has previously Delivered and which has not been paid for or Redelivered, the price to be based on the Lender's spot market price on the date of such purchase, and (ii) shall reimburse the Lender for any and all outstanding fees, costs, expenses and other obligations of the Borrower to the Lender.

    IV.  AMOUNTS AND TERMS OF LETTERS OF CREDIT

    SECTION 4.01.  LETTER OF CREDIT COMMITMENT.

    (a) Subject to and upon the terms and conditions set forth herein, the Lender agrees, at any time and from time to time prior to the Maturity Date, to issue letters of credit and bankers acceptances (each a "Letter of Credit" and collectively the "Letters of Credit"), in form and substance satisfactory to the Lender in accordance with its usual and customary practice, for the account of the Borrower, as provided in this Article IV and in the Letter of Credit Agreement, for use by the Borrower in the ordinary course of its business.

    (b) The aggregate outstanding amount of all Letters of Credit issued pursuant to this Article IV shall at no time exceed the lesser of:

         (i)    Two Million Dollars ($2,000,000), or

         (ii) the amount equal to (A) sixty five percent (65%) of Eligible Accounts Receivable of the Borrower, as calculated from time to time, PLUS
    (B) forty percent (40%) of Eligible Inventory of the Borrower, as calculated from time to time LESS (C) the outstanding principal amount pursuant to the Revolving Credit Note and ten percent (10%) of the face amount of the Foreign Exchange Contracts, LESS (D) the amount outstanding pursuant to the Consignment Facility as computed pursuant to Article III hereof; PROVIDED, HOWEVER, that the amount computed in accordance with subsection B hereof may not exceed $6,000,000 at any time.

(the "Letter of Credit Commitment"). At no time shall the aggregate amount outstanding under all Facilities exceed the Maximum Commitment in effect as of such time.

    SECTION 4.02.  MATURITIES.

    Unless the Lender otherwise agrees, no Letter of Credit shall be issued unless its expiration date shall be no later than 180 days after the date of issuance, extension or renewal thereof. The Letter of Credit commitment shall terminate on the Maturity Date and any and all Letters of Credit outstanding on such date shall be refinanced by the Borrower on the Maturity Date through standby letters of credit acceptable to the Lender. In the event that the Borrower refinances the Revolving Credit facility with another lender, then the Letters of Credit outstanding on such date also shall be refinanced through standby letters of credit acceptable to the Lender.

    SECTION 4.03.  TERMS.

    The Letters of Credit issued pursuant to this Article IV shall be governed by the terms of this Agreement, the Letter of Credit Agreement and any other applications or agreements in the form which the Lender customarily uses for or in connection with letters of credit of the type issued pursuant hereto (collectively, the "Letter of Credit Documents"), signed or guaranteed or otherwise verified by the Borrower in a manner satisfactory to the Lender at the time of the issuance, extension or renewal thereof. In the event of any inconsistency between this Agreement and the Letter of Credit Agreement, the Letter of Credit Agreement shall prevail and govern.

    SECTION 4.04.  LETTER OF CREDIT FEES AND CHARGES.

    (a) The Borrower hereby agrees to pay to the Lender a letter of credit fee equal to the standard fee charged by the Lender as in effect from time to time.

    (b) The Borrower hereby agrees, to pay to the Lender, on demand, all drawing fees, transfer fees, other administrative fees and all other usual and customary fees and transaction charges of the Lender in connection with letters of credit as described in the Letter of Credit Agreement as in effect from time to time.

    (c) All payments to be made by the Borrower of its reimbursement obligations, interest, fees and other sums and charges payable by the Borrower under this Article IV or under Letter of Credit Agreement, may be made by the Lender by debit of the demand deposit or checking accounts of the Borrower maintained with the Lender, if any, for application to such payments or by a Letter of Credit Advance pursuant to Section 4.05 hereof, or in such other reasonable manner as may be designated by the Lender in writing to the Borrower, and in any event all such payments shall be made to the Lender in U.S. dollars in immediately available funds prior to 2:00 p.m. (Providence time) on the Business Day that such payment is due. Any such payment which is not received in such form or prior to such time shall be deemed received for all purposes of this Agreement on the next succeeding Business Day on which such funds become immediately available prior to such time. The Borrower hereby irrevocably authorizes the Lender to so debit any demand deposit or checking accounts of the Borrower maintained with the Lender for the purpose of making any such payment.

    SECTION 4.05.  PAYMENT UNDER LETTERS OF CREDIT.

    Subject to the Borrower refinancing its letter of credit obligation with a banker's acceptance in accordance with the terms of this Agreement, the Borrower agrees to reimburse the Lender for any Letter of Credit Draw on the Letter of Credit Funding Date by hereby irrevocably authorizing the Lender to first debit any existing balance under any demand deposit or checking account maintained by the Borrower with the Lender on such date, and then to request on behalf of the Borrower that the Lender make an Advance on such date pursuant to Section 2.01 hereof, without notice to or demand upon the Borrower, in an amount not exceeding the greater of (i) the unpaid portion of such Letter of Credit Draw or
(ii) the minimum amount for an Advance as required in Section 2.01 hereof (the "Letter of Credit Advance"), with any such Letter of Credit Advance automatically deemed to be an Advance pursuant to said Section 2.01. The Borrower hereby irrevocably authorizes the

Lender to submit, in its sole discretion, a Request for Advance on the Borrower's behalf in the amount of such Letter of Credit Advance; PROVIDED, that the Lender shall have no liability for its failure to submit such a Request for Advance and any such failure shall not affect the obligations of the Borrower hereunder or under the Revolving Credit Note (including in respect of any such Letter of Credit Advance). The proceeds of any such Letter of Credit Advance shall be applied by the Lender first to satisfy the unpaid portion of the Letter of Credit Draw, with the balance, if any, then deposited to an account of the Borrower at the Lender. In the event that the proceeds of any such debit of the demand deposit or checking accounts (if any) of the Borrower and of any such Letter of Credit Advance are not sufficient to satisfy the full amount of the Letter of Credit Draw, the Borrower agrees to pay immediately to the Lender the amount of any unpaid Letter of Credit Draw in accordance with the Letter of Credit Agreement.

    SECTION 4.06.  CHANGE IN CIRCUMSTANCES.

    If any restriction is imposed upon the Lender or the Borrower by any Federal, state or other regulatory authority or any applicable law which, in the sole judgment of the Lender, prevents the issuance of any further Letter of Credit, then the Lender shall so notify the Borrower, or the Borrower shall notify the Lender, as the case may be, and the Lender shall not thereafter be obligated to issue any further Letter of Credit in violation of any such restricted so long as such restriction shall remain in effect.

    V.   AMOUNTS AND TERMS OF FOREIGN EXCHANGE FACILITY

    SECTION 5.01.  FOREIGN EXCHANGE COMMITMENT.

    (a) Subject to and upon the terms and conditions set forth herein, the Lender agrees, at any time and from time to time prior to the Maturity Date, upon telephonic notice from the Borrower to the Lender confirmed by a telecopied writing within forty-eight (48) hours of such telephonic notice, to enter into agreements at the request of the Borrower (each a "Foreign Exchange Agreement" and collectively the "Foreign Exchange Agreements"), pursuant to which the Borrower shall purchase from the Lender, and the Lender shall sell to the Borrower, foreign currency on a forward contract basis. Any such forward purchase and sale shall be made on the terms and conditions contained in each such Foreign Exchange Agreement. Each such Foreign Exchange Agreement shall be in form and substance satisfactory to the Lender in accordance with its usual and customary practice, and shall contain such terms and conditions, and shall specify such prices, as may be offered to the Borrower from time to time by the Lender in its sole discretion.

    (b) Notwithstanding the foregoing, the aggregate unpaid face amount of all Foreign Exchange Obligations incurred by the Borrower pursuant to Foreign Exchange Agreements shall not at any time exceed the lesser of (i) $3,000,000, or (ii) the amount equal to (A) sixty five percent (65%) of Eligible Accounts Receivable of the Borrower, as calculated from time to time, PLUS (B) forty percent (40%) of Eligible Inventory of the Borrower, as calculated from time to time, LESS (C) the face amount of all outstanding Letters of Credit, LESS (D) the amount outstanding pursuant to the Consignment Facility as computed pursuant to Article III hereof LESS (E) the principal amount outstanding pursuant to the Revolving Credit Note; PROVIDED, HOWEVER, that the amount computed in accordance with subsection B hereof may not exceed $6,000,000 at any time. At no time shall the aggregate amount outstanding under all Facilities exceed the Maximum Commitment in effect as of such time.

    SECTION 5.02.  MATURITIES.

    Unless the Lender otherwise agrees, no Foreign Exchange Agreement shall be entered into with a maturity date later than 180 days after the date of issuance. On the Maturity Date, the Borrower agrees at its option either to pay in immediately available funds all unpaid Foreign Exchange Obligations, whether matured or unmatured or to provide the Lender with collateral with a value of twenty-five percent (25%) of the face amount of all unpaid Foreign Exchange Obligations and otherwise in all respects satisfactory to the Lender in order that the then existing Foreign Exchange Obligations may remain in effect until maturity.

    SECTION 5.03.  TERMS.

    In the event of any inconsistency between this Agreement and the Foreign Exchange Agreement, the Foreign Exchange Agreement shall prevail and govern.

    SECTION 5.04.  FOREIGN EXCHANGE FEES AND CHARGES.

    The Borrower hereby agrees to pay to the Lender all sums due and payable under, and to pay on demand all interest, fees and other usual and customary fees and transaction charges of the Lender as set forth in, each Foreign Exchange Agreement as in effect from time to time.

    SECTION 5.05.  PAYMENTS UNDER THE FOREIGN EXCHANGE FACILITY.

    All payments to be made by the Borrower of all sums, interest, fees and other charges payable by the Borrower under this Article V, may be made by the Lender by debit of the demand deposit or checking accounts of the Borrower maintained with the Lender for application to such payments, or in such other reasonable manner as may be designated by the Lender in writing to the Borrower, and in any event all such payments shall be made to the Lender in U.S dollars in immediately available funds prior to 2:00 p.m. (Providence time) on the Business Day that such payment is due. Any such payment which is not received in such form or prior to such time shall be deemed received for all purposes of this Agreement on the next succeeding Business Day on which such funds become immediately available prior to such time. The Borrower hereby irrevocable authorizes the Lender to, and the Lender is hereby irrevocably authorized to, so debit any demand maintained with the Lender for the purpose of making any such payment.

    SECTION 5.06.  CHANGE IN CIRCUMSTANCES.

    If any restriction is imposed upon the Lender or the Borrower by any Federal, state or other regulatory authority or any applicable law which, in the sole judgment of the Lender, prevents the Lender from entering into any further Foreign Exchange Agreements, then the Lender shall so notify the Borrower or the Borrower shall notify the Lender, as the case may be, and the Lender shall not thereafter be obligated to enter into any further Foreign Exchange Agreements in violation of any such restriction so long as such restriction shall remain in effect.

    VI. GENERAL TERMS OF REVOLVING CREDIT, LETTER OF CREDIT, CONSIGNMENT AND FOREIGN EXCHANGE FACILITIES.


    SECTION 6.01.  MAXIMUM COMMITMENT.

    At no time shall the aggregate amount outstanding under the Facilities exceed the Maximum Commitment in effect as of such time. In the event the outstanding aggregate outstanding amount under the Facilities exceeds the Maximum Commitment for such date, the Borrower shall immediately pay to the Lender, without further notice or demand, the amount by which the outstanding aggregate amount exceeds the Maximum Commitment for such date.

    SECTION 6.02.  INCREASED COSTS - CAPITAL.

    In the event that after the date hereof the implementation of or any change in any law or regulation, or any guideline or directive (whether or not having the force of law) or the interpretation or administration thereof by any central bank, court or administrative or governmental authority or other authority charged with the administration thereof, imposes, modifies or deems applicable or effective any FDIC assessment, premiums, tax, reserve, special deposit, capital adequacy or similar requirement (including without limitation a request or requirement which affects the manner in which the Lender allocates capital resources to its commitments, including its obligations hereunder but excluding any such assessment, premium, tax, reserve, special deposit, capital adequacy or similar requirement which is already reflected in increases in the Base Rate) against or with respect to or measured by reference to, Advances, Letters of Credit or other extensions of credit of the type provided for in this Agreement, and as a result thereof, in the good faith judgment of the Lender, the rate of return on the Lender's capital as a consequence of its obligations hereunder is reduced to a level below that which the Lender could have achieved but for such circumstances, then and in each such case, upon notice to the Borrower and a request for payment by the Lender, from time to time the Borrower shall pay to the Lender such additional amount or amounts as shall compensate the Lender for any such reduction in rate of return suffered from and after the date upon which such notice is given to the Borrower; PROVIDED, HOWEVER, that the Borrower shall not be obligated to make any such payment unless the Lender represents in writing that requests for similar payments are generally being made of other similarly situated borrowers to the extent such other borrowers are bound by a contractual provision similar to this Section 6.02. In any such event, the Lender shall promptly notify the Borrower thereof in writing, stating the reasons therefor and the additional amounts required to fully compensate the Lender for such reduction in rate of return; PROVIDED, THAT, no such amount shall be due and payable by the Borrower with respect to any period prior to the date of such notice to the Borrower. Such additional amounts shall be payable on each date on which interest is to be paid under the Revolving Credit Note or, if there is no outstanding principal amount under the Revolving Credit Note or if the cost is related to the Letter of Credit Facility or otherwise, on the last Business Day of the month in which the Borrower received the notice in question. Such Lender's certificate as to any such reduction in return (including calculations, in reasonable detail, showing how the Lender computed such reduction) shall be submitted to the Borrower before any additional amount shall become payable and shall, in the absence of manifest error be conclusive and binding. In determining any such amount, the Lender may use any reasonable averaging and attribution methods.

    SECTION 6.03. SECURITY FOR THE REVOLVING CREDIT NOTE AND ALL OTHER INDEBTEDNESS OF THE BORROWER.

    (a) The Revolving Credit Note and all other Indebtedness of the Borrower to the Lender hereunder are secured by the collateral described in the Security Agreement, the UCC Financing Statements, agreements to assign, landlord waivers and consents and other instruments (collectively, the "Security Documents"), in each case in form and substance satisfactory to the Lender and its counsel, as the Lender may request or may have received in connection with any or all of the foregoing.

    (b) The Borrower agrees that in the event it acquires from time to time any real or personal property, or any leasehold interest therein, which is not subject to the liens and security interests contemplated by this Section 6.03, the Borrower will forthwith take all such action as the Lender in its discretion shall deem necessary or advisable to cause such properties to be encumbered with such liens and security interests, including the execution and delivery by the Borrower of mortgages, leasehold mortgages, collateral assignments of leases, and any other instruments or agreements necessary to create or perfect such liens and security interests.

    SECTION 6.04.  LOCKBOX/COLLECTION OF RECEIVABLES.

    The Lender and the Borrower have entered into a Schedule to Cash Management Master Agreement for Lockbox Service (the "Lockbox Agreement") which is a schedule to the Cash Management Master Agreement also entered into by the Lender and the Borrower (the "Cash Management Master Agreement"). The Lender has established and shall maintain a Post Office Box (hereinafter called the "Lockbox") in Providence, Rhode Island, in the name of the Borrower. The Borrower has designated one of its accounts with the Lender as the lockbox account (the "Lockbox Account"). The Borrower shall cause to be deposited, as received, into the Lockbox Account all now existing or hereafter arising cash, checks, instruments and remittances constituting "Customer Receivables" (as defined in the Security Agreement) and all proceeds of Customer Receivables (all such sums and proceeds of whatsoever kind hereinafter called the "Receivables"). The Borrower shall promptly notify all of its customers now or hereafter owing payments with respect to the Receivables to mail such payments to the Borrower at the Lockbox in Providence, Rhode Island. Per request of the Lender, the Borrower shall provide the Lender with evidence of such notification, and such notification shall be satisfactory in form and substance to the Lender.
Invoices or periodic statements issued by the Borrower to each customer shall also bear a stamp satisfactory to the Lender notifying each customer of its obligation to remit all payments to the Lockbox. The Borrower will immediately in the event of and upon receipt of all checks, drafts, cash and other remittances in payment of any inventory sold or in payment or on account of the Borrower's Receivables and other forms of obligations, deliver the same to the Lender accompanied by a remittance report in form specified by the Lender. Said proceeds shall be delivered to the Lender in the same form received except for the endorsement of the Borrower which the Borrower agrees to make or cause to be made. For purposes of calculating the unused Revolving Credit Commitment and computing interest on the unpaid principal balance of the Revolving Credit Note, all payments will be applied to principal, interest and other charges in the manner set forth in Section 5.3 of the Lockbox Agreement. The order and method of such application shall be in the sole discretion of the Lender and any portion of such funds which the Lender elects not so to apply hereunder shall be paid over from time to time by the Lender to the Borrower or deposited into Borrower's general accounts maintained with the Lender. The Lender shall collect mail from the Lockbox in accordance with Section 5.2 of the Lockbox Agreement, and shall provide the Borrower with information pertaining to the payments received by the Lender as set forth in Sections 5.6 and 5.7 of the Lockbox Agreement. The Lender shall not be liable for any good faith errors or omissions in performing the aforesaid services. No deposit shall be made in the Lockbox Account, and no withdrawals or remittances shall be made therefrom except as provided herein and in the Lockbox Agreement. The Borrower shall pay the costs and expenses related to the Lockbox as set forth in the Lockbox Agreement and any Lockbox Service Order attached thereto. If any of the terms and provisions of this Section 6.04 contradict or are inconsistent with the terms and provisions of the Lockbox Agreement or the Cash Management Master Agreement, the terms and provisions of the Lockbox Agreement and the Cash Management Master Agreement will control, provided, however, that notwithstanding the provisions of Section 6 of the Lockbox Agreement, the Borrower will not terminate the Lockbox Agreement so long as there is indebtedness outstanding to the Lender in connection with this Agreement.

    VII. REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

    The Borrower hereby represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Revolving Credit Note, the making of each Advance, the issuance of each Letter of Credit, the consignment of Precious Metal and the execution and delivery of any Foreign Exchange Agreement) as follows:

    SECTION 7.01.    [INTENTIONALLY LEFT BLANK]

    SECTION 7.02. The Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation, has all requisite power and authority to own its properties ant to carry on its business as now being conducted or presently contemplated, and is qualified to do business in every jurisdiction where it is required to be so qualified, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on the financial condition, business, assets, operations, prospects or properties of the Borrower. The Borrower has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement, the Revolving Credit Note and the Security Documents and any other Loan Documents executed by it.

    SECTION 7.03. The execution and delivery of, and performance by the Borrower of its obligations under, this Agreement, the Revolving Credit Note, the Security Documents and any other Loan Documents executed by it, have been duly authorized by all requisite action, will not violate any provision of law, any order of any court or other agency of government, the corporate charter or by-laws of the Borrower, or any indenture, agreement or other instrument to which the Borrower is a party, or by which it is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by the Security Documents executed by it, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to, any such indenture, agreement or instrument. The Loan Documents to which the Borrower is a party have been duly executed and delivered by, and, constitute the valid and binding obligations of, the Borrower, enforceable in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally. The Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any court, governmental instrumentality or other agency in connection with or as a condition to the execution, delivery or performance of the Loan Documents.

    SECTION 7.04. There is no action, suit or proceeding at law or in equity or by or before any court, governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if adversely determined, would have a material adverse effect on the business, operations, properties, prospects, assets or condition, financial or otherwise, of the Borrower.

    SECTION 7.05. The Borrower is not a party to any agreement or instrument or subject to any charter or other corporate restriction adversely affecting its business, properties or assets, operations or condition, financial or otherwise.

    SECTION 7.06. The Borrower has good title to all of its properties and assets free and clear of all mortgages, security interests, restrictions, liens and encumbrances of any kind, except mortgages, security interests, restrictions, liens and encumbrances permitted under Section 10.02 hereof, and restrictions, easements and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment by the Borrower of such properties and assets in the normal course of its business as presently conducted, or materially impair the value of such properties and assets for the purpose of such business. No financing statement or agreement is on file in any public office pertaining to or affecting the assets of the Borrower, now owned or hereafter acquired, other than those filed contemporaneously with the financing statements filed by the Lender pursuant hereto, and other than those which are described on SCHEDULE 7.06 attached hereto and made a part hereof.

    SECTION 7.07. SCHEDULE 7.07 sets forth the number of authorized shares (including the par value thereof) and the number of issued and outstanding shares, of each class of Capital Stock of the Borrower as of the date hereof. Except as set forth on SCHEDULE 7.07, the Borrower does not own any issued and outstanding shares of Capital Stock of any other Person or any warrant, option or other right to purchase any such shares of Capital Stock, or any security convertible into or exchangeable for any such share of Capital Stock.

    SECTION 7.08. Entering into this Agreement, making and delivering the Revolving Credit Note and any borrowings or obligations made or incurred by the Borrower under this Agreement, do not and will not render the Borrower insolvent; the Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a major portion of its property, and the Borrower has no knowledge of any person contemplating the filing of any such petition against the Borrower or any of its assets; and after giving effect to the transactions contemplated by this Agreement (including all borrowings and obligations to be made or incurred hereunder), the Borrower is and will be able to pay its debts as such debts become due, has and will continue to have funds and capital sufficient to carry on its business as presently conducted or contemplated, and own property having a value both at fair market valuation and at fair saleable value in the ordinary course of its business greater than the amount required to pay its liabilities, including for this purpose unliquidated and disputed claims.

    SECTION 7.09. No statement of fact made by or on behalf of the Borrower in this Agreement or in any certificate or schedule furnished to the Lender pursuant hereto, contains any untrue statement of a material fact or, to the Borrower's knowledge, omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Lender which materially adversely affects, nor as far as the Borrower can reasonably foresee, will materially adversely affect the property, business, prospects, operations or condition (financial or otherwise) of the Borrower.

    SECTION 7.10. The Borrower is not an "investment company", or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

    SECTION 7.11. The Borrower does not own or have a present intention of acquiring, any "margin security" or "margin stock" within the meaning of Regulation G (12 CFR Part 207), or any "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock"). None of the proceeds of the Advances will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under such statutes.

    SECTION 7.12. The Borrower has filed or caused to be filed all federal, state and local tax returns required to be filed, and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments imposed upon the Borrower or upon its income and profits or upon any of its property or upon any part thereof.

    SECTION 7.13. None of the Borrower or any Commonly Controlled Entity maintains or contributes to any Plan which is not in material compliance with ERISA, the Code and Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 (P.L. 99-272), as amended, or which has incurred any material accumulated funding deficiency within the meaning of section 412 or 418B of the Code, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under section 412 of the Code.
SCHEDULE 7.13 attached hereto and made a part hereof correctly identifies each Plan. None of the Borrower or any Commonly Controlled Entity has incurred any liability to the PBGC in connection with any Plan covering any employees of any Borrower or any Commonly Controlled Entity or ceased operations at any facility or withdrawn from any Plan in a manner which could subject any of them to liability under Section 4062(e), 4063 or 4064 of ERISA or liability to any Plan participant or beneficiary, and knows of no facts or circumstance which might give rise to any liability of the Borrower or any Commonly Controlled Entity to the PBGC under Title IV of ERISA or liability to any Plan participant or beneficiary. None of the Borrower or any Commonly Controlled Entity has incurred any withdrawal liability (including but not limited to any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4202 of ERISA, to any Multiemployer Plan, and no event has occurred, and there exists no condition or set of circumstances, which presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which could result in any liability to a Multiemployer Plan.

    Full payment has been made of all amounts which the Borrower and each Commonly Controlled Entity were required to have paid prior to the Closing Date as premiums to the PBGC under Sections 4006 and 4007 of ERISA, or as contributions to any Plan under applicable law or under any Plan or any agreement relating to any Plan to which the Borrower or any Commonly Controlled Entity is a party.

    None of the Borrower or any Commonly Controlled Entity has any knowledge of, nor does the Borrower have any reason to believe that, any Reportable Event has occurred with respect to any Plan subject to Title IV of ERISA.

    All Plans which are employee pension benefit plans (as defined in Section 3(2) of ERISA) are qualified plans under section 401(a) of the Code, and the Borrower or a Commonly Controlled Entity (as appropriate) has received favorable determination letters from the Internal Revenue Service to such effect, which letters remain in effect.

    No civil or criminal action brought pursuant to Part 5 of Title I of ERISA or under any state law and no claim (other than routine course) is pending with respect to any Plan, and none of the Borrower or any Commonly Controlled Entity has any knowledge of, nor does the Borrower have any reason to believe that, any such action or claim is threatened against any Borrower, any Commonly Controlled Entity or any fiduciary of any Plan.

    None of the Borrower or any Commonly Controlled Entity has had any tax assessed against it by the Internal Revenue Service for any alleged violation under section 4975 of the Code, nor has any Borrower or any Commonly Controlled Entity incurred any material liability under Section 407 of ERISA.

    SECTION 7.14. The Borrower is not a party to any contract with any labor organization, nor has the Borrower agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of its employees. There is no strike or work stoppage pending or to the best knowledge of the Borrower, threatened, or any organizational effort currently being made or, to the best knowledge of the Borrower, threatened, by or on behalf of any labor union with respect to employees of the Borrower. During the five-year period preceding the date of this Agreement, the Borrower has not experienced any strike, work stoppages, grievance proceedings, claims of unfair labor practices filed or threatened to be filed, or other significant labor difficulties of any nature, nor are there any material controversies pending or, to the Borrower's knowledge, threatened between the Borrower and any of the employees of the Borrower.

    SECTION 7.15. SCHEDULE 7.15 attached hereto and made a part hereof sets forth (i) every location where any tangible assets, either real or personal, of the Borrower is located,

(ii) every location where the Borrower has an office or place of business and the chief executive office of the Borrower, (iii) the address of all real estate owned by the Borrower, (iv) the address of all real estate leased by the Borrower (including the record owner of such real estate) and (v) each jurisdiction in which the Borrower is qualified to do business as a foreign corporation.

    SECTION 7.16. SCHEDULE 7.16 attached hereto and made a part hereof sets forth a list of (i) all material non-governmental licenses held by the Borrower relating to the operation of its business (including, as to each such license, the name of the licensee and licensor, a description of the subject matter of the license, the termination date or notice requirement with respect to termination and renewal options) and (ii) all material trademarks, trade names, service marks, copyrights, know-how, patents and applications for any of the foregoing owned by or registered in the name of the Borrower, relating to or used in connection with its business. Except as set forth in SCHEDULE 7.16, all of such licenses are in full force and effect and constitute legal, valid and binding obligations of the Borrower; there have not been and there currently are not any defaults thereunder by the Borrower or, to the best of knowledge of the Borrower, by any other party which could cause such license to be cancelled, revoked or terminated; and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default by the Borrower or, to the best of knowledge of the Borrower, by any other party thereunder. The Borrower owns all the trademarks, trade names, service marks, copyrights, know-how, patents and applications for any of the foregoing listed on SCHEDULE 7.16 and, except as set forth thereon, pays no royalty under any of them and has the exclusive right to bring actions for the infringement thereof. Except as set forth on SCHEDULE 7.16, to the best of the Borrower's knowledge, no product made or sold by the Borrower violates any license or infringes any trademark, trade name, service mark, copyright, know-how, patent or application for any of the foregoing of any other Person. Except as listed on SCHEDULE 7.16, there is no pending or, to the best of the Borrower's knowledge, threatened claim or litigation against the Borrower contesting the right of the Borrower to use any of the trademarks, trade names, service marks and know-how or the validity of any of the licenses, copyrights and patents listed on such Schedule or asserting the misuse thereof.

    SECTION 7.17. SCHEDULE 7.17 attached hereto and made a part hereof sets forth a list of all material contracts, agreements and other instruments relating to the operation by the Borrower of its business and not listed on another Schedule hereto, including any (i) material distribution, sales, agency, manufacturer's representative or other contract relating to the payment of a commission, (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money or for a line of credit, or for a leasing transaction required to be capitalized in accordance with GAAP requiring aggregate payments of more than $25,000, (iii) guaranty of the obligations of a third party, (iv) lease, sublease, tenancy or other agreement with respect to use of real or personal property by the Borrower not required to be listed under clause (ii) above involving payment of more than $25,000 annually, (v) agreement or arrangement for the sale of any of the assets, property or rights of any Borrower outside the ordinary course of business or requiring the consent of any party to the transfer and assignment of such assets, property and rights, or (vi) any other contract deemed by the Borrower to be material to the operation of its business. Except as described in SCHEDULE 7.17, the Borrower has in all material respects performed all the obligations required to be performed by it to date and is not in default or, to the Borrower's knowledge, alleged to be in default under any agreement, lease, contract, commitment, instrument or obligation required to be listed on any Schedule to this Agreement, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by it of any of the foregoing.

    SECTION 7.18. The Borrower is in compliance with all Federal, state and local laws, ordinances, rules, regulations and orders applicable to the business or properties of such Borrower, including those relating to the environment, anti-competitive practices, discrimination, employment, health and safety, except such laws, ordinances, rules, regulations and orders, if any, with which the failure to comply will not have a material adverse effect on the financial condition, business, assets, operations, prospects or properties of the Borrower. The Borrower has all federal, state, local and foreign governmental licenses and permits necessary in the conduct of the business of the Borrower and all such licenses and permits are in full force and effect, and no violations are or have been recorded in respect to any thereof, and no proceeding is pending or, to the best knowledge of the Borrower, threatened, to revoke or limit any thereof. SCHEDULE 7.18 contains a list of: (i) all such governmental licenses and permits (all of which are transferable without consent of any third party unless otherwise indicated by an asterisk) and (ii) all judicial or governmental consents, orders, decrees and other compliance agreements under which the Borrower is operating or by which it is bound, copies of all of which have been furnished to the Lender. To the best knowledge of the Borrower, no Federal, state or local statute, rule, regulation, ordinance or order has been adopted or promulgated which materially adversely affects the business or assets of the Borrower or its ability to carry on its business as now being conducted or as presently contemplated to be conducted.

    The Borrower is not nor, to the best knowledge of the Borrower after due inquiry, any other Person:

         (a) has ever caused, permitted, or suffered to exist any Hazardous Material to be spilled, placed, held, located or disposed of on, under, or about, nor are any now existing on, under or about, the Borrower's facilities at the premises identified in the Mortgages (the "Premises") or into the atmosphere, any body of water, any wetlands, or on any other real property legally or beneficially owned by the Borrower, other than as disclosed on SCHEDULE 7.18, or in respect to Hazardous Material used or disposed of in compliance with law,

         (b) has any knowledge after due inquiry that either the Premises or any other real property legally or beneficially owned by the Borrower has ever been used (whether by the Borrower or, to the best knowledge of the Borrower after due inquiry, by any other Person) as a treatment, storage or disposal (whether permanent or temporary) site for any Hazardous Material, and

         (c) has any knowledge after due inquiry of any notice of violation, lien or other notice issued by any governmental agency with respect to the environmental condition of the Premises, any other property owned by the Borrower, or any other property which was included in the property description of the Premises or such other real property within the preceding three years.

    SECTION 7.19. In determining which accounts receivable listed on any schedule of accounts heretofore or hereafter provided by the Borrower to the Lender are Eligible Accounts Receivable, the Lender may rely on all statements or representations made by the Borrower on or with respect to any such schedule; further, the Borrower represents and warrants that:

         (a) they are genuine, are in all respects what they purport to be, are not evidenced by a judgment and are only evidenced by one, if any, executed original invoice, contract or document;

         (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

         (c) the amounts of the face value shown on any schedule of accounts provided to the Lender and/or all invoices and statements delivered to the Lender with respect to any account, are actually and absolutely owing to the Borrower and are not contingent for any reason;

         (d) to the best of the Borrower's knowledge, there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and the Borrower has made no agreement with any account debtor thereunder for any deduction therefrom;

         (e) to the best of the Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable or collectible thereunder from the amounts of the invoice, face value shown on any schedule of accounts, and on all contracts, invoices and statements delivered to the Lender with respect thereto;

         (f) to the best of the Borrower's knowledge, all account debtors thereunder (i) had the capacity, power and authority to contract at the time any contract or other document giving rise to the account was executed and (ii) are solvent;

         (g) the goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any adverse lien, claim, encumbrances or security interest, except the security interest of the Lenders pursuant to the Security Documents;

         (h) to the best of the Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any account debtor thereunder which might result in any material adverse change in the financial condition of such account debtor; and

         (i)    they have not been pledged to any other Person.

    SECTION 7.20. In determining which items of inventory listed on any schedule of inventory heretofore or hereafter provided by the Borrower to the Lender are eligible to be included for purposes of determining the commitment for each Facility described herein, may rely on all statements or representations made by the Borrower on or with respect to any such schedule; further, the Borrower represents and warrants that:

         (a) all inventory is located on premises described in SCHEDULE 7.15 as being premises owned or leased by the Borrower, or is inventory in transit to or from such premises;

         (b) no inventory is subject to any lien or security interest whatsoever, except for the security interest of the Lender pursuant to the Security Documents; and

         (c) except as specified on such schedules of inventory submitted to the Lender, no inventory (except to the extent such inventory has, in the aggregate, a fair market value less than $250,000) is now, or shall at any time or times hereafter be, stored with a bailee, warehouseman or similar party without the Lender's prior written consent and, if the Lender's gives such consent, the Borrower will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to the Lender, in form and substance acceptable to the Lender, warehouse receipts therefor in the Lender's name.

    VIII.       CONDITIONS PRECEDENT

    SECTION 8.01. The respective obligations of the Lender to make any Advance, to consign Precious Metal, to issue any Letter of Credit and to enter into any Foreign Exchange Agreement, shall be subject to the following conditions precedent:

         (a) The representations and warranties set forth in Article VII hereof shall be true and correct on and as of the date hereof;

         (b) The Borrower shall have executed (as appropriate) and delivered to the Lender the following, as appropriate:

                (i)     This Agreement;

                (ii)    the Revolving Credit Note;

                (iii) a letter of credit issued for the benefit of Lender in the face amount of $500,000 from a financial institution and in a form acceptable to the Lender in its sole discretion, which letter of credit may be drawn upon by the Lender in the event that the Permitted Inventory Overadvance is not: (i) reduced to $750,000 on or before July 1, 1996; or (ii) repaid in full on or before August 5, 1996.

                (iv) Certificates of the Secretary or Assistant Secretary of the Borrower certifying as to (a) the due authorization, execution and delivery by such party of this Agreement and the Revolving Credit Note, and (b) the names of the officers of such party authorized to sign this Agreement, the Revolving Credit Note, and any other Loan Documents or certificates to be delivered pursuant to this Agreement, together with the true signatures of such officers. The Lender may conclusively rely on such certificates until the Lender shall receive a further certificate of the Secretary or an Assistant Secretary of the Borrower cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

                (v) Certificates of the Secretary of State and of the Division of Taxation (if applicable) of the state of incorporation of the Borrower, dated reasonably near the Closing Date, stating that such entity is duly organized and in good standing in such State and has paid all taxes, fees and other charges due such State as of the date of such certificate;

                (vi) Evidence in form satisfactory to the Lender and its counsel that the Borrower is duly qualified to transact business in each jurisdiction where the nature of its business require it to be so qualified;

                (vii) Certificates of insurance evidencing the insurance coverage required by the Security Documents, naming the Lender as loss payee in accordance with the requirement, of the Security Documents;

                (viii) Copies of all documents, instruments and agreements described on any Schedule hereto, certified as true and correct copies by the Secretary of the Borrower;

                (ix) A certificate of the Chairman or chief executive officer of the Borrower stating that:

                   (a) The representations and warranties set forth in Article VII hereof are true and correct as to the Borrower on and as of the Closing Date as though made on and as of such date;

                   (b) No Event of Default, nor any event which, upon notice or lapse of time or both, would constitute such an Event of Default, has occurred or will have occurred after giving effect to the borrowings and obligations made or incurred by the Borrower hereunder; and

                   (c) Except as previously disclosed to the Lender in writing, there has occurred no material adverse change in the financial condition, business, assets, operations, prospects or properties of the Borrower since December 31, 1995; and

                (x) Such other supporting documents and certificates as the Lender may request.

    (c) The Lender shall have received the favorable written opinion of Bell, Boyd & Lloyd, counsel for the Borrower, dated the Closing Date in the form attached to this Agreement as Schedule 8.01(c);

    (d) All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Lender;

    (e) The consent of any Person required as a result of the transactions contemplated by this Agreement shall have been obtained; and

    (f) The Lender shall have received at closing the First Installment of the Renewal Fee;

    (g) No Event of Default, nor any event which, upon notice or lapse of time or both, would constitute such an Event of Default, shall have occurred.

    SECTION 8.02.

    The respective obligations of the Lender to make any Advance, consign Precious Metal, to issue any Letter of Credit or to enter into any Foreign Exchange Agreement, subsequent to the Closing Date, is subject to the following conditions precedent:

         (i) All representations and warranties set forth in Sections 7.02 through 7.20 hereof shall be true and accurate in all material respects as of the Borrowing Date for such Advance, the date of issuance of a Letter of Credit, the date of Delivery of Precious Metal or the date of entering into any Foreign Exchange Agreement except to the extent altered by actions permitted pursuant to the terms hereof or to the extent the

    Lender shall have been advised in writing of any inaccuracy with respect to such representations and warranties and shall have waived the same in writing;

         (ii) There shall have occurred no material adverse change in the financial condition, business, assets, operations, prospects or properties of the Borrower since the date of the most recent financial statements required to be delivered to the Lender under Section 9.04(a) of this Agreement;

         (iii) No Event of Default, nor any event which, upon notice or lapse of time or both, would constitute such an Event of Default, shall have occurred and be continuing or would have occurred after giving effect to the transaction then contemplated;

         (iv) Each obligation hereunder shall continue to be secured by a perfected first prior lien (except as otherwise permitted by this Agreement and the Security Documents) covering the assets of the Borrower and arising under the Security Documents in favor of the Lender; and

         (v) No change shall have occurred under any applicable law which would make any Advance, Delivery of Precious Metal or issuance of any Letter of Credit or Foreign Exchange Agreement pursuant to the terms hereof illegal, or make the obligation of the Borrower to repay or reimburse the same voidable.

    IX.  AFFIRMATIVE COVENANTS

    The Borrower covenants and agrees that, from the date hereof and until payment in full of the principal of and interest on the Revolving Credit Note and any other indebtedness, liabilities and obligations of the Borrower to the Lender, whether now existing or arising hereafter, the Borrower will:

    SECTION 9.01. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence and its rights, licenses, permits and franchises applicable to it; at all times maintain, preserve and protect all franchises, leases, licenses, trademarks, trade names, service marks, copyrights, know-how and patents, and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in a state of good repair, working order and condition (reasonable wear and tear excepted), and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and keep its insurable properties adequately insured at all times; by financially sound and reputable insurers, to such extent and against such risks, including fire and other risks insured against by extended coverage, and maintain liability and such other insurance, as is required by the Security Documents or, if greater, as is customarily maintained by companies engaged in similar businesses,

    (b) Comply with all applicable laws and regulations applicable to it whether now in effect or hereafter enacted.

    (c) To the extent not prohibited hereunder, pay, perform and fulfill all of its obligations and covenants under each material document, instrument or agreement to which it is a party or by which it is bound, all in accordance with their respective terms; PROVIDED, HOWEVER, that with respect to any such documents, instruments and agreements (other than the Loan Documents and any other documents, instruments or agreements with or in favor of the Lender), so long as the Borrower is contesting in good faith any alleged failure by it to pay, perform and fulfill such obligations and covenants by proper proceedings and has made any proper reserve or other provision in accordance with GAAP on account thereof, the Borrower shall not be deemed in violation of this Section 9.01(c); PROVIDED FURTHER that payment, performance or fulfillment of such obligations and covenants shall be made or completed before any of its property shall be seized or foreclosure proceedings commenced in satisfaction thereof.

    SECTION 9.02. Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien charge upon such properties or any part thereof; PROVIDED THAT it shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserved with respect to any such tax, assessment, charge, levy or claim, so contested; and PROVIDED, FURTHER, that payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.

    SECTION 9.03. Give prompt written notice to the Lender of any proceedings instituted against any Borrower by or in any Federal or state court or before any commission or other regulatory body, whether Federal, state, local or foreign.

    SECTION 9.04.  Furnish to Lender:

    (a) Within one hundred twenty (120) days of the end of each fiscal year, a consolidated balance sheet and statement of earnings, of changes in stockholders equity and of cash flow for IWI, together with notes to financial statements, certified by Ernst & Young or other independent certified public accountants selected by IWI and acceptable to Lender, showing the consolidated financial condition of IWI and its subsidiaries, at the close of such fiscal year, and the consolidated results of operations during such year; and to be on a comparative basis with the corresponding statements for the preceding fiscal year; such statements with respect to the Borrower shall be accompanied by a statement by such accountants to the effect that such accountants have examined such financial statements and the provisions of this Agreement and the Revolving Credit Note and that nothing has come to their attention that would lead them to believe that an Event of Default, or any event which upon notice or lapse of time or both, would constitute an Event of Default, has occurred.

    (b) Within one hundred twenty (120) days of the end of each fiscal year, a Borrower-prepared consolidating balance sheet and statement of earnings, of changes in stockholders equity and of cash flow for the Borrower, showing the financial condition of the Borrower at the close of such fiscal year and the consolidating results of operations during such year; and to be on a comparative basis with the corresponding statements for the preceding fiscal year; each such statement shall be accompanied by a statement certified by the chief financial officer or controller of the Borrower to the effect that he has examined such financial statements and the provisions of this Agreement and the Revolving Credit Note and that nothing has come to the attention of the Borrower that would lead him to believe that an Event of Default, or any event which upon notice or lapse of time or both, would constitute an Event of Default, has occurred. At such time the Borrower also shall deliver to the Lender a business plan for the then current fiscal year showing projected performance on a monthly basis, including a balance sheet, profit and loss statement;

    (c) Within forty-five (45) days after the end of each quarter in each such fiscal year of the Borrower and within one hundred twenty (120) days after the end of each quarter in each such fiscal year of IWI, a consolidating (consolidated in the case of IWI) balance sheet and statements of earnings, of changes in stockholders' equity and of cash flow of each of the Borrower and IWI (and its subsidiaries) prepared by the Borrower or IWI, as applicable, and certified, as applicable, by their respective chief executive or chief financial officers, such balance sheets to be as of the close of such month and such statements of earnings, of changes in stockholders' equity and of cash flow to be for the period from the beginning of the then current fiscal year to the end of such month, and to set forth in comparative form the corresponding figures for the corresponding month(s) of the preceding fiscal year, in each case subject to normal audit and year-end adjustments;

    (d) Within fifteen (15) days after the end of each month in each such fiscal year, a schedule setting forth in reasonable detail the agings of the Borrower's accounts receivable and accounts payable, certified by the Borrower's chief financial officer or controller as of the preceding Business Day;

    (e) On each Monday for the immediately preceding week ending Friday, and on each day on which Borrower makes product shipments having a value of Three Million Dollars ($3,000,000) or more on such day to DACO, a Borrowing Base Certificate;

    (f) Within forty-five (45) days after the end of each quarter in each fiscal year, a certificate of the Borrower as to the status of the Borrower's compliance with its agreements with the Lender (such certificate to be in the form of SCHEDULE 9.04 attached hereto and certified by the Borrower's chief financial officer or controller);

    (g) Written notice of the following events, as soon as possible and in any event within 10 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Borrower or any Commonly Controlled Entity to terminate, withdraw or Partially withdraw from any Plan and, with respect to any Multiemployer Plan, the Reorganization (as defined in Section 4241 of ERISA) or Insolvency (as defined in Section 4245 of ERISA) of such Plan and in addition to such notice, deliver to the Agent whichever of the following may be applicable (x) a certificate of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action that the Borrower or Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (y) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be;

    (h) Promptly, from time to time, copies of all annual reports, 20F, 10Q, 10K and other securities reports and filings made by the Borrower and IWI, RHL or RIHC with the Securities and Exchange Commission on any comparable body of a foreign securities exchange; and

    (i) Promptly, from time to time, such other information regarding the operations, assets, business, affairs and financial condition of the Borrower, as the Lender may reasonably request.


    SECTION 9.05. Permit agents or representatives of the Lender, at the Borrower's expense (including, without limitation, the reasonable fees and expenses of such agents or representatives), (i) to inspect, at any time during normal business hours and without notice, the Consigned Precious Metal and the Borrower's books and records and to make abstracts or reproductions of such books and records, (ii) to conduct two field examinations during each fiscal year of the Borrower (PROVIDED, HOWEVER, that when an Event of Default has occurred and is continuing, there shall exist no limit on the number of field examinations), (iii) to observe the annual taking of physical inventory observed by Ernst & Young (Borrower shall give Lender not less than ten (10) days' prior notice of the taking of such inventory), and (iv) at reasonable times, and at any time in case of emergency, to take a physical inventory of the Consigned Precious Metal in the Borrower's possession. The Lender also shall have the right to verify the authenticity of pearls in connection with the examinations described herein. Notwithstanding anything to the contrary contained herein, the Lender has agreed to bear all costs and expenses associated with the regular commercial finance exam to be completed by the Lender in the second quarter of 1996.

    SECTION 9.06. Promptly advise the Lender of any material adverse change in the condition, financial or otherwise, of the Borrower or any guarantor or of the occurrence of any Event of Default, or of the occurrence of any event which upon notice or lapse of time or both, would constitute such an Event of Default.

    SECTION 9.07. Maintain a standard system of accounting in accordance with GAAP, with only such exceptions as are acceptable to the Lender.

    SECTION 9.08. (a) Comply strictly and in all respects with the requirements of all federal, state, and local environmental laws; notify the Lender promptly in the event of any spill, hazardous waste pollution or contamination affecting the Premises; forward to the Lender promptly any notices relating to such matters received from any governmental agency; and pay promptly when due any fine or assessment against the Premises.

    (b) Not become involved, and not permit any tenant of the Premises to become involved, in any operations at the Premises generating, storing, disposing, or handling Hazardous Material or any other activity in such a manner that could lead to the imposition on the Borrower or the Lender or the Premises of any material liability or lien under any environmental laws.

    (c) Immediately contain and remove any Hazardous Material found on the Premises as required by and in compliance with applicable laws and at the Borrower's expense, subject however, to the right of the Lender, at its option but at the Borrower's expense, to have an environmental engineer or other representative review the work being done.

    (d) Promptly upon the request of the Lender, based upon the Lender's reasonable belief that a hazardous waste or other environmental problem exists with respect to the Premises, provide the Lender with all environmental site assessment report or an update of any existing report, all in scope, form and content and performed by such company as may be reasonably satisfactory to the Lender.

    (e) Indemnify, defend, and hold the Lender harmless from and against any claim, cost, damage (including without limitation consequential damages), expense (including without limitation attorneys' fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any claim for environmental cleanup costs, any resulting damage to the environment and any other environmental claims against the Borrower, the Lender, or the Premises. The provisions of this subparagraph (e) shall continue in effect and shall survive (among other events) any termination of this Agreement, foreclosure, a deed in lieu transaction, payment and satisfaction of the Revolving Credit Note and other obligations of the Borrower hereunder, and release of any collateral.

    SECTION 9.10. Maintain a Maximum Leverage Ratio, determined at the end of each fiscal quarter of not more than 2.50:1.00.

    SECTION 9.11.  [INTENTIONALLY LEFT BLANK].

    SECTION 9.12.  [INTENTIONALLY LEFT BLANK].

    SECTION 9.13. If applicable, maintain written agreements and file (and keep in effect at all times) appropriate Uniform Commercial Code financing statements covering Previous Metal inventory in the possession of third parties (including, without limitation, inventory on memo or consignment or in the possession of sales representatives or agents).

    SECTION 9.14. Deliver to the Lender copies of all agreements and all filed Uniform Commercial Code financing statements with respect to the Borrower's memo and/or consignment programs and sales representatives or agents to the extent the amount of any such memo or consignment arrangement with any such third party individually equals or exceeds Precious Metal having a Fair Market Value in excess of $250,000 .

    SECTION 9.15. Give immediate written notice to the Lender of the occurrence of any loss, theft of destruction of or damage to any of the Borrower's inventory of Precious Metal (including, for such purpose, any Consigned Precious Metal) which loss, theft, or destruction presents a dollar loss to the Borrower in excess of $100,000.

    SECTION 9.16. Maintain written agreements and file (and keep in effect at all times) appropriate Ontario Personal Property Act financing statements in order to have at all times perfected security interests (subject only to prior perfected security interests, if any, of CIBC) in all Inventory (and products and proceeds thereof) of DACO.

    SECTION 9.17. Cause DACO to furnish to Lender copies of all financial statements and all other information regarding its operations, assets, business and financial condition at the same time such statements and information are provided by DACO to Canadian Imperial Bank of Commerce or any other successor financial institution.

    SECTION 9.18. In addition to all other amounts due to the Lender under this Agreement, pay to the Lender the Renewal Fee of $100,000 on the Closing Date.

    SECTION 9.19. Within two (2) weeks of the Closing Date but in no event later than July 9, 1996, the Borrower shall retain a consultant acceptable to the Lender, at the Borrower's expense, for the purpose of completing a report on or before _________________, 1996: (i) affirming the Borrower's compliance with respect to Borrowing Base reporting; (ii) reviewing the Borrower's plan for the disposition of inventory; and (iii) analyzing the ongoing profitability of the Borrower and its business and making recommendations with respect thereto.

    X.   NEGATIVE COVENANTS

    The Borrower covenants and agrees that, until payment in full of the principal of and interest on the Revolving Credit Note and any other indebtedness, liabilities or obligations of the Borrower to the Lender, whether now existing or arising hereafter, unless the prior written consent of the Lender shall have been obtained (which consent shall not be unreasonably withheld or delayed), the Borrower will not, directly or indirectly:

    SECTION 10.01. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except:

         (a)    Indebtedness to the Lender;

         (b) Indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable, or with respect to which it is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent it as set aside on its books adequate reserves therefor;

         (c) Endorsements of negotiable instruments for collection in the ordinary course of business;

         (d) Indebtedness representing Capitalized Lease Obligations of the Borrower not to exceed $350,000 in the aggregate;

         (e) Deferred taxes for which such Borrower has set aside on its books adequate reserves in accordance with GAAP; and

         (f)    Indebtedness listed in SCHEDULE 7.17 hereto.

    SECTION 10.02. Create, incur, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than:

         (a) liens securing the payment of taxes, either not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves in accordance with GAAP;

         (b) deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of Borrowed Money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

         (c) carriers', warehousemen's and mechanics' liens, incurred by it in good faith in the ordinary course of business, and liens arising out of a judgment or award against it with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

         (d) liens in favor of the, Lender;

         (e) liens securing Indebtedness permitted by Section 10.01(d) hereof, PROVIDED that the liens securing such Indebtedness shall be confined solely to the assets purchased from the proceeds of such Indebtedness or assets require to be capitalized in connection with such Indebtedness;

         (f) liens and other encumbrances permitted pursuant to the Security Documents; and

         (g) liens identified in SCHEDULE 7.06 hereto.

    SECTION 10.03. Guarantee, endorse or otherwise in any way become or be responsible for, obligations of any Person, whether by agreement to purchase Indebtedness of any other Person, or agreement for the furnishing of funds to any other Person through purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging any Indebtedness or obligation of such other Person, or otherwise (except (i) endorsements on negotiable instruments for collection in the ordinary course of business and (ii) that certain Guaranty of Borrower in favor of CIBC dated August 31, 1995 and limited to a principal amount not to exceed two million Canadian dollars (Cdn. $2,000,000)).

    SECTION 10.04. Enter into any arrangements, directly or indirectly, with any Person whereby it shall sell or transfer any property or asset, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or asset.

    SECTION 10.05. Except as otherwise approved in advance by the Lender, sell, lease, transfer or otherwise dispose of all or any portion of its properties or assets to any Person, except (a) sales of inventory in the ordinary course of its business and (b) sales of equipment in the ordinary course involving no more than $200,000 in the aggregate in any fiscal year excluding relocation costs.

    SECTION 10.06. Purchase, invest in or otherwise acquire or hold securities, including, without limitation, capital stock or other securities and evidences of Indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any Person, except:

         (a) advances to employees for business expenses or for personal needs not to exceed $25,000 in the aggregate to all such employees of Borrower outstanding at any one time; and

         (b) investments in short-term obligations of the United States, the Lender or any of its affiliates, or any other bank or financial institution having capital and surplus in excess of $250,000,000.

    SECTION 10.07. Dissolve or liquidate, or merge or consolidate with or into any Person other than Affiliates so long as the Borrower is the surviving corporation.

    SECTION 10.08. Acquire all or Substantially all of the assets of any Person, except (i) in the ordinary course of business, and (ii) stock of DACO.

    SECTION 10.09. Declare or pay any dividends or make any other distribution of cash or property to any of its stockholders, any Affiliate of the Borrower or any Affiliates of Stockholders of the Borrower, or directly or indirectly redeem, purchase or otherwise acquire for consideration, any shares of its capital stock; provided, however, that if no Event of Default exists and is continuing, the Borrower may purchase its own capital stock having a market value of up to $50,000 for each fiscal quarter beginning as of January 1, 1996, and continuing for each fiscal quarter thereafter until the Maturity Date.

    SECTION 10.10. Enter into any new operating or real estate lease during any fiscal year if the aggregate payments under all new operating or real estate leases for such fiscal year would exceed $100,000.

    SECTION 10.11. Conduct or enter into any business or any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate except (i) on terms and conditions determined in good faith by the Board of Directors of Borrower to be no less favorable to Borrower than could be obtained in arms-length transactions with any unaffiliated Person, and (ii) product shipments to DACO of up to Three Million Dollars ($3,000,000) in aggregate value in each calendar month; provided, however, that aggregate accounts payable by DACO to Borrower shall not exceed Five Million Dollars ($5,000,000) in the aggregate at any one time without the prior written consent of Lender which consent shall not be unreasonably withheld.

    SECTION 10.12. Sell, assign, discount or dispose in any way of any accounts receivable, promissory notes or trade acceptances, with or without recourse, except for collection (including endorsements) in the ordinary course of business.

    SECTION 10.13. (a) Terminate any Plan so as to result in any material liability to PBGC, including without limitation, any contingent or secondary withdrawal liability within the meaning of Sections 4201 and 4202 of ERISA to any Multiemployer Plan, (b) engage in any "prohibited transaction" (as defined in section 4975 of the Code) involving any Plan which would result in a material liability for an excise tax or civil penalty in connection therewith, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA or section 412 and/or 418B of the Code), whether or not waived, involving any Plan, (d) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to PBGC by reason of termination of any such Plan or, (e) cause or permit any Plan maintained by any Borrower and/or any Commonly Controlled Entity to be administered in a manner which is not in material compliance with ERISA, the Code and/or Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 (P.L. 99-272), as amended.

    SECTION 10.14. Engage, directly or indirectly, in a business substantially different from the business now being conducted.

    SECTION 10.15. Change the fiscal year of the Borrower.

    SECTION 10.16. Incur obligations with respect to Capital Expenditures in any fiscal year in excess of the prior year's depreciation plus $100,000 plus Capitalized Leases.

    SECTION 10.17. Create, incur, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of the Consigned Precious Metal.

    SECTION 10.18. Grant any security interest or ownership rights to any customer of the Borrower with respect to any of the Consigned Precious Metal while at the Borrower's premises whether or not such customers have prepaid orders for the Consigned Precious Metal or any products or property which does or will include the Consigned Precious Metal.

    SECTION 10.19. Without the prior written consent of RIHT, purchase, invest in or otherwise acquire or hold securities, including, without limitation, capital stock or other securities and evidences of Indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to RIHC or RHL except in the ordinary course of business.

    XI.  DEFAULTS; REMEDIES; NOT FOR CAUSE TERMINATION

    SECTION 11.1. In case of the occurrence of any one or more of the following events (each of which event is herein and in the Revolving Credit Note and the Security Documents sometimes called an "Event of Default"):

    (a)  any representation or warranty made herein or in any Security
Document, or in any report, certificate, financial statement or other instrument furnished to the Lender in connection with this Agreement, or any borrowing or obligation incurred hereunder, shall prove to be false or misleading in any material respect when made or deemed to have been made;

    (b) default in the payment of any installment of the principal of or interest on the Revolving Credit Note or any other Indebtedness of the Borrower to the Lender, or in the payment of any other amount or fee due to the Lender hereunder or under any of the Loan

Documents, whether at the due date thereof or at a date fixed for prepayment, by acceleration, demand or otherwise, and such default shall continue unremedied for five (5) days, including, without limitation the failure to reimburse the Lender for any amount due under Section 4.05 hereof or otherwise due under the Letter of Credit Facility, the Foreign Exchange Facility or failure to make punctual payment or perform any obligation required by the provisions of Sections 3.01, 3.04, 3.05, 3.09, 9.09, 9.10, 9.17 or 9.18 of this Agreement;

    (c) default in the due observance or performance of any covenant, condition or agreement contained in Article IX hereof, and such default shall continue unremedied for ten (10) days after written notice thereof by the Lender to the Borrower, or default in the due observance or performance of any covenant, condition or agreement contained in Article X hereof;

    (d) default in the due observance or performance of any other covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to the terms hereof or pursuant to the terms of any of the other Loan Documents (other than as set forth in subparagraphs (b) and (c) above), and such default shall continue unremedied for twenty (20) days after written notice thereof by the Lender to the Borrower;

    (e) (i) default under any other Indebtedness of the Borrower (other than to the Lender) in an amount outstanding which exceeds One Hundred Thousand Dollars ($100,000) at the time of such default (including, without limitation, under any Subordinated Indebtedness), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to the stated maturity thereof, or
(ii) if any Indebtedness described in clause (i) above is not paid when due and payable, whether at the due date thereof or a date fixed for prepayment, by demand or otherwise;

    (f)  dissolution, liquidation or termination of existence of the Borrower;

    (g) the Borrower or IWI shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property,
(ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken for the purpose of effecting any of the foregoing;

    (h) an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or IWI, by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or IWI or appointing a receiver, trustee, custodian or liquidator of the Borrower or IWI or of all or a substantial part of any of their respective assets, and such order, judgment or decree shall continue unstayed and in effect for any period of thirty (30) days;

    (i) final judgment for the payment of money in excess of an aggregate of One Hundred Thousand Dollars ($100,000) shall be rendered against the Borrower and the same shall remain undischarged for a period of thirty consecutive days, during which period execution shall not be effectively stayed or bonded;

    (j) the occurrence of any attachment of any deposits or other property of the Borrower in the hands or possession of the Lender;

    (k) the occurrence of any attachment of any other property of the Borrower in an amount exceeding One Hundred Thousand Dollars ($100,000), which shall not be discharged, bonded or stayed pending appeal within thirty (30) days of the date of such attachment;

    (l) the occurrence of any material loss, theft, or destruction of or damage to the Precious Metal inventory of the Borrower (including, for such purpose, Consigned Precious Metal and any products or property which include Precious Metal) which loss, theft or destruction presents a dollar loss to the Borrower in excess of $250,000;

    (m) for any reason the present President ceases to be employed by the Borrower as President and chief executive officer of the Borrower and a replacement does not succeed him within sixty (60) days after such vacancy is created;

    (n) the present majority shareholders of the Borrower shall cease to own directly, or have the power to vote as trustee, at least fifty-one percent (51%) of the outstanding voting stock of the Borrower;

    (o) discontinuance of the operation of the Borrower's business for any reason;

    (p) an Event of Default under any of the other Loan Documents shall have occurred;

    (q) Occurrence of any attachment on any Precious Metal owned by the Borrower or on any Consigned Precious Metal;

    (r) Determination by the Lender in good faith that the Borrower has suffered a material adverse change in its business or financial condition;

    (s) Occurrence of any Event of Default as defined in the Security Agreement; or

    (t) The occurrence of a default or event of default with respect to any indebtedness, liabilities or obligations of Borrower or DACO to CIBC;

    (u) Without the prior written consent of RIHT, IWI purchases, invests in or otherwise acquires, or hold securities, including, without limitation, capital stock or other securities and evidences of Indebtedness of, or makes loans or advances to, or enters into any arrangement for the purpose of providing funds or credit to RIHC or RHL;


    (v) IWI fails to obtain any installment of the cash consideration for the sale of its interest in the Haupia joint venture in the following amounts, on or before the date specified: $200,000 (April 1, 1996); $200,000 (July 1, 1996);
$500,000 (September 1, 1996); and $500,000 (January 1, 1997);

    (w)  the Borrower fails to reduce the Permitted Inventory Overadvance to:
(i) $750,000 or less as of July 1, 1996; and (ii) zero on or before August 5, 1996;

then and in respect of every such Event of Default which shall be continuing,
(A) the Lender may, by notice to the Borrower, declare any obligation of the Lender with respect to each of the Facilities to be terminated, whereupon the same shall forthwith terminate, and (B) the Lender may, by notice to the Borrower, declare the entire unpaid principal amount of the Revolving Credit Note and all fees and interest accrued and unpaid thereon and/or under this Agreement and any and all other Indebtedness of the Borrower to the Lender and/or to any holder of all or any portion of the Revolving Credit Note to be forthwith due and payable, including all reimbursement obligations under the Letter of Credit Agreement and in respect of any then outstanding Letters of Credit and with respect to the Consignment Facility, whether or not then otherwise matured, whereupon the Revolving Credit Note and all such accrued fees and interest and other Indebtedness shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default under Article XI (g) or (h) hereof, all of the unpaid principal amount of the Revolving Credit Note, all fees and interest accrued and unpaid thereon and/or under this Agreement and any and all other Indebtedness of the Borrower to any of the Lender and/or to any such holder shall thereupon become and be forthwith due and payable in full without any need for the Lender to make any such declaration or take any action, and any obligations of the Lender to make Advances, to consign Precious Metal, to issue Letters of Credit or to otherwise extend credit hereunder shall simultaneously terminate.

    The Lender may enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by the Lender, whether under this Agreement or afforded by the Uniform Commercial Code or otherwise afforded by law or in equity. The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law. The Borrower agrees to pay the Lender's reasonable attorney's fees and legal expenses incurred in enforcing the Lender's rights, powers and remedies under this Agreement and any agreement securing the liabilities, indebtedness or obligations of the Borrower to the Lender.

    Without limiting the foregoing, upon the occurrence of any Event of Default and at any time thereafter during the continuance thereof, (A) Borrower immediately shall cease any and all payments to any Affiliate (including, without limitation, DACO), whether or not such payments relate to inter-company accounts payable or would otherwise be made in the ordinary course of business and (B) Lender shall have the right to enter and/or remain upon the premises of Borrower or any other place or places where any Consigned Precious Metal is located and kept (without any obligation to pay rent to Borrower or others) and:
(i) remove Consigned Precious Metal or inventory containing the same therefrom to the premises of Lender or any agent of Lender, for such time as Lender may desire, in order to maintain, collect, sell and/or liquidate said Consigned Precious Metal or (ii) use such premises, together with equipment, materials, supplies, books and records of Borrower, to maintain possession, refine and prepare said Consigned Precious Metal for sale, liquidation or collection. The Lender may require the Borrower to assemble the Consigned Precious Metal and make it available to the Lender at a place or places to be designated by the Lender which is reasonably convenient for the parties. The Lender may at any time and from time to time employ and maintain in any premises of the Borrower or any place where any of the Consigned Precious Metal is located a custodian selected by the Lender who shall have full authority to do all acts necessary to protect the Lender's interests and to report to bank thereon. The Borrower agrees to cooperate with any such custodian and to do whatever the Lender may reasonably request to preserve the Consigned Precious Metal. All reasonable expenses incurred by reason of the employment of the custodian shall be paid by the Borrower pursuing to Section 12.02 hereof.

    SECTION 11.2. Unless otherwise terminated in accordance with the terms of this Agreement upon the occurrence of an Event of Default, this Agreement shall continue until either Lender or Borrower elects to terminate this Agreement by not less than ninety (90) days' prior issuance of a Not For Cause Termination Notice. Unless otherwise mutually agreed in writing by Lender and Borrower, following the issuance of a Not-For-Cause Termination Notice, no Delivery of Precious Metal to Borrower will be made by Lender and the Maximum Commitment shall be immediately reduced to the dollar amount outstanding as of the date such Not-For-Cause-Termination Notice is issued. Termination of this Agreement shall not affect Borrower's duty to pay and perform in full its obligations to Lender hereunder. On the effective date of the termination of this Agreement, Buyer shall satisfy in full its Indebtedness to Lender under the Agreement and the other Loan Documents.

    XII. MISCELLANEOUS

    SECTION 12.01. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making of the Advances and the issuance of any Letters of Credit and shall continue in full force and effect so long as the Revolving Credit Note and any other Indebtedness of the Borrower to the Lender is outstanding and unpaid.

    SECTION 12.02. The Borrower agrees to reimburse the Lender upon demand for all costs, charges and expenses (including reasonable attorneys fees) of the Lender in connection with (i) the preparation, execution and delivery of this Agreement, the Revolving Credit Note, the Security Documents and the other Loan Documents executed in connection herewith, (ii) the issuance of any Letter of Credit, (iii) any amendments, modifications, consents or waivers in respect thereof, and (iv) any enforcement and interpretation thereof with respect to existing or potential Events of Default. In addition, the Borrower shall pay on demand any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement, the Revolving Credit Note, the Security Documents and any other Loan Documents or other instruments and documents to be delivered hereunder or thereunder, including any Letter of Credit and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

    SECTION 12.03. The Borrower irrevocably agrees to, and does hereby indemnify and hold harmless the Lender, its agents or employees and each Person, if any, who controls the Lender within the meaning of Section 15 of the Securities Act of 1933, as amended, and each and all and any of them (the "Indemnified Parties"), against any and all losses, claims, actions, causes of action, damages or liabilities (including any amount paid in settlement of any action, commenced or threatened), joint or several, to which they, or any of them, may become subject under statutory law or at common law, and to reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by it or them in connection with investigating, preparing for or defending against any actions, commenced or threatened, insofar as such losses, claims, damages, liabilities or actions arise out of or are related to any act or omission of the Borrower as relating directly or indirectly to the Loan Documents and which do not result from the gross negligence or the willful misconduct of the Indemnified Parties.

    Promptly upon receipt of notice of the commencement of any action, or information as to any threatened action, against any of the Indemnified Parties in respect of which indemnity or reimbursement may be sought from the Borrower on account of the agreement contained in this Section 12.03, notice shall be given to the Borrower in writing of the commencement or threat thereof, together with a copy of all papers served, but the omission so to notify the Borrower of any such action or threat shall not release the Borrower from any liability which it may have to such Indemnified Parties, except to the extent prejudiced thereby, nor release the Borrower from any such liability otherwise than on account of the indemnity agreement contained in this Section 12.03.

    In case any such action shall be brought against any of the Indemnified Parties, the Borrower shall be entitled to participate in (and, to the extent that they shall wish, including the selection of counsel reasonably acceptable to the Indemnified Parties, to direct) the defense thereof at its own expense. Any of the Indemnified Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Borrower in connection with the defense of such action or the Borrower shall not have employed counsel reasonably acceptable to the Indemnified Parties to have charge of the defense of such action or such Indemnified Party shall have been advised by legal counsel that there may be defenses available to it which are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to direct the defense of such action on behalf of such Indemnified Party), in any of which events the fees and expenses of such counsel shall be borne by the Borrower. If and so long as the Borrower has effectively waived any right to question or challenge the Borrower's liability to indemnify fully an Indemnified Party for a claim such Indemnified Party shall not be entitled to compromise or settle such claim without the Borrower's consent.

    The provisions of Section 12.03 shall be effective only to the fullest extent permitted by law.

    SECTION 12.04. This Agreement find the Revolving Credit Note shall be construed in accordance with, and governed by, the laws of the State of Rhode Island applicable to contracts made and to be performed entirely within the State of Rhode Island. The Borrower and the Lender each acknowledge that this Agreement and the Revolving Credit Note are deemed to have been executed and were delivered in the State of Rhode Island.

    SECTION 12.05. No amendment or waiver of any provision of this Agreement, the Revolving Credit Note or any of the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to, or demand, on the Borrower in one case, shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances.

    SECTION 12.06. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder, or under the Revolving Credit Note, or under any of the other Loan Documents, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

    SECTION 12.07. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telecopied (with a copy mailed within 24 hours) or telegraphed or delivered to the applicable party at the addresses indicated below,

    If to the Lender, to it at:

         Rhode Island Hospital Trust National Bank
         One Hospital Trust Tower
         Providence, Rhode Island  02903
         Attention:  Precious Metals Department

         Telephone:  (401) 278-8070
         Telecopy:   (401) 278-7329

    and if to the Borrower, to it at:

         Imperial World, Inc.
         Oakmont Center
         1010 Executive Court, Suite 300
         Westmont, IL  60559
         Attention:  Richard W. Sigman
                    Chief Financial Officer

         Telephone:  (708) 887-8288
         Telecopy:   (708) 887-8282

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery within the terms of this Section. All such notices, requests, demands and other communications shall, when mailed, telecopied or telegraphed, respectively, be deemed to be effective when deposited in the mails by registered or certified mail, return receipt requested, transmitted by telecopier or delivered to the telegraph company, respectively, addressed or sent as aforesaid.

    SECTION 12.08. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by it and any and all other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Revolving Credit Note, or any other Loan Documents, irrespective of whether or not any Lender shall have made any demand under this Agreement, the Revolving Credit Note, or any other Loan Documents, and although such obligations may be unmatured. The Lender agrees to notify promptly the Borrower after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section 12.08 are in addition to all other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

    SECTION 12.09. Each such payment shall be made without deduction for any claim, defense or offset of any type, including without limitation, any withholdings and other deductions on account of income or other taxes and regardless of whether any claims, defenses or offsets of any type exist. However, this Section 12.09 shall not constitute a waiver of any claims the Borrower may hereafter have at law against the Lender.

    SECTION 12.10. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that subject to participation pursuant to Section 12.16 hereof or assignments by the Lender to an affiliate (which shall require no consent), neither the Lender nor the Borrower shall have any right to assign its rights hereunder or any Interest herein without the prior written consent of the other party hereto.

    SECTION 12.11. The Borrower, to the extent that it may lawfully do so, hereby consents to the jurisdiction of the courts of the State of Rhode Island and the United States District Court for the District of Rhode Island, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections which it may have as to venue in any of such courts. TO THE EXTENT PERMITTED BY LAW, THE BORROWER ALSO WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE REVOLVING CREDIT NOTE, THE SECURITY DOCUMENTS AND ANY OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

    SECTION 12.12. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

    SECTION 12.13. The Articles and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

    SECTION 12.14. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original of this Agreement, and all such counterparts shall constitute a part of this Agreement.

    SECTION 12.15. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

    SECTION 12.16. The Lender may sell or convey all or any portion of the Facilities or any interest therein, including, without limitation any participation therein, to one or more financial institutions; PROVIDED, HOWEVER, that the Lender shall give the Borrower prior written notice of any such participation. Without limiting the foregoing, any Person purchasing a participation as aforesaid shall be entitled to the benefits of Sections 6.02 and 12.02 hereof and shall be entitled to exercise rights of set-off against the Borrower in respect of its participation to the same extent as if such participation constituted a direct loan of such participant to the Borrowers. The Lender may make available to any participant any information furnished by the Borrower to the Lender in connection with this Agreement.

    IN WITNESS WHEREOF, the Lender and the Borrower have each caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                       LENDER:

                                       RHODE ISLAND HOSPITAL TRUST NATIONAL
                                       BANK



                                       By:
                                           -----------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                              ---------------------------------



                                       BORROWER:

                                       IMPERIAL WORLD, INC.


By:
   ---------------------------------------
Name:
     ------------------------------------
Title:
      -------------------------------------

                                  TABLE OF CONTENTS

SCHEDULES
- ---------

2.01     Request for Revolving Credit Advance
2.03     Borrowing Base Certificate
7.06     Financing Statements
7.07     Stock Ownership
7.13     Benefit Plans
7.15     Property Locations
7.16     Licenses
7.17     Material Contracts
7.18     Governmental Permits
8.01(c)  Form of Opinion for Borrower's Counsel


EXHIBITS
- --------

A        Revolving Credit Note


                                        - 59 -